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                                                                   EXHIBIT 10.2


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                           SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT

                            Dated as of July 11, 1997

                                      among

                       AMERISERVE FOOD DISTRIBUTION, INC.,

                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,

                            as Administrative Agent,

              DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION,

                             as Documentation Agent,

                                       and

             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,

                       as Letter of Credit Issuing Lender

                                       and

                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

                                   Arranged by

                          BANCAMERICA SECURITIES, INC.

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                                TABLE OF CONTENTS

Section                                                                     Page

ARTICLE I DEFINITIONS ...................................................     1
    1.1    Certain Defined Terms ........................................     1
    1.2    Other Interpretive Provisions ................................    29
    1.3    Accounting Principles ........................................    29

ARTICLE II THE CREDITS ..................................................    30
    2.1    Amounts and Terms of Commitments .............................    30
           (a) The Term A Credit ........................................    30
           (b) The Term B Credit ........................................    30
           (c) The Term C Credit ........................................    30
           (d) The Term D Credit ........................................    30
           (e) The Revolving Credit .....................................    30
    2.2    Loan Accounts ................................................    31
    2.3    Procedure for Borrowing ......................................    31
    2.4    Conversion and Continuation Elections ........................    32
    2.5    Voluntary Termination or Reduction of Commitments ............    33
    2.6    Optional Prepayments .........................................    34
    2.7    Mandatory Prepayments of Loans; Mandatory Commitment
             Reductions .................................................    34
    2.8    Repayment ....................................................    36
           (a) The Term A Credit ........................................    36
           (b) The Term B Credit ........................................    37
           (c) The Term C Credit ........................................    38
           (d) The Term D Credit ........................................    39
           (e) The Revolving Credit .....................................    40
    2.9    Interest .....................................................    40
    2.10   Fees .........................................................    41
           (a) Arrangement, Agency Fees .................................    41
           (b) Commitment Fees ..........................................    41
    2.11   Computation of Fees and Interest .............................    42
    2.12   Payments by the Company ......................................    42
    2.13   Payments by the Lenders to the Administrative Agent ..........    42
    2.14   Sharing of Payments, etc. ....................................    43

ARTICLE III THE LETTERS OF CREDIT .......................................    44
    3.1    The Letter of Credit Subfacility .............................    44
    3.2    Issuance, Amendment and Renewal of Letters of Credit .........    45
    3.3    Existing Letters of Credit; Risk Participations,
             Drawings and Reimbursements ................................    47

Section                                                                     Page

    3.4    Repayment of Participations ..................................    49
    3.5    Role of the Issuing Lender ...................................    49
    3.6    Obligations Absolute .........................................    50
    3.7    Cash Collateral Pledge .......................................    51
    3.8    Letter of Credit Fees ........................................    51
    3.9    Uniform Customs and Practice .................................    52

ARTICLE IV TAXES, YIELD PROTECTION AND ILLEGALITY .......................    52
    4.1    Taxes ........................................................    52
    4.2    Illegality ...................................................    53
    4.3    Increased Costs and Reduction of Return ......................    54
    4.4    Funding Losses ...............................................    54
    4.5    Inability to Determine Rates .................................    55
    4.6    Substitution of Affected Lender ..............................    55
    4.7    Certificates of Lenders ......................................    55
    4.8    Survival .....................................................    56

ARTICLE V COLLATERAL AND GUARANTY .......................................    56
    5.1    Collateral--Personal Property ................................    56
    5.2    Mortgages ....................................................    56
    5.3    Guaranty .....................................................    56
    5.4    Company Stock ................................................    56
    5.5    Intercreditor Agreement ......................................    56

ARTICLE VI CONDITIONS PRECEDENT .........................................    57
    6.1    Conditions of Restatement ....................................    57
           (a) Credit Agreement and Notes ...............................    57
           (b) Resolutions; Incumbency ..................................    57
           (c) Organization Documents ...................................    57
           (d) Legal Opinions ...........................................    57
           (e) Certificate ..............................................    57
           (f) Collateral Documents .....................................    58
           (g) Insurance Policies .......................................    59
           (h) Environmental Review .....................................    59
           (i) Other Documents ..........................................    59
    6.2    Other Conditions to Effectiveness of Restatement .............    59
           (a) PFS Acquisition ..........................................    59
           (b) Equity Contribution ......................................    59
           (c) Subordinated Debt ........................................    60
           (d) Accounts Receivables Securitization ......................    60

Section                                                                     Page

           (e) Post .....................................................    60
           (f) Existing Preferred Stock .................................    60
           (g) Indebtedness .............................................    60
           (h) Governmental Approvals ...................................    60
           (i) Certificate ..............................................    60
           (j) Purchase by Lenders ......................................    60
    6.3    Conditions to All Credit Extensions ..........................    61
           (a) Notice, Application ......................................    61
           (b) Continuation of Representations and Warranties ...........    61
           (c) No Existing Default ......................................    61

ARTICLE VII REPRESENTATIONS AND WARRANTIES ..............................    61
    7.1    Corporate Existence and Power ................................    61
    7.2    Corporate Authorization; No Contravention ....................    62
    7.3    Governmental Authorization ...................................    62
    7.4    Binding Effect ...............................................    62
    7.5    Litigation ...................................................    62
    7.6    No Default ...................................................    63
    7.7    ERISA Compliance .............................................    63
    7.8    Use of Proceeds; Margin Regulations ..........................    63
    7.9    Title to Properties ..........................................    63
    7.10   Taxes ........................................................    64
    7.11   Financial Condition ..........................................    64
    7.12   Environmental Matters ........................................    65
    7.13   Regulated Entities ...........................................    66
    7.14   No Burdensome Restrictions ...................................    66
    7.15   Copyrights, Patents, Trademarks and Licenses, etc. ...........    66
    7.16   Subsidiaries .................................................    66
    7.17   Insurance ....................................................    66
    7.18   Full Disclosure ..............................................    66

ARTICLE VIII AFFIRMATIVE COVENANTS ......................................    67
    8.1    Financial Statements .........................................    67
    8.2    Certificates; Other Information ..............................    68
    8.3    Notices ......................................................    69
    8.4    Preservation of Corporate Existence, etc. ....................    70
    8.5    Maintenance of Property ......................................    70
    8.6    Insurance ....................................................    70
    8.7    Payment of Obligations .......................................    70
    8.8    Compliance with Laws .........................................    71


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Section                                                                     Page

    8.9    Compliance with ERISA ........................................    71
    8.10   Inspection of Property and Books and Records .................    71
    8.11   Environmental Laws ...........................................    71
    8.12   Hedging Agreements ...........................................    71
    8.13   Use of Proceeds ..............................................    71
    8.14   Further Assurances ...........................................    72

ARTICLE IX NEGATIVE COVENANTS ...........................................    72
    9.1    Limitation on Liens ..........................................    72
    9.2    Asset Dispositions, etc. .....................................    74
    9.3    Consolidations and Mergers ...................................    75
    9.4    Loans and Investments ........................................    75
    9.5    Limitation on Indebtedness ...................................    76
    9.6    Transactions with Affiliates .................................    77
    9.7    Use of Proceeds ..............................................    77
    9.8    Contingent Obligations .......................................    77
    9.9    Joint Ventures ...............................................    78
    9.10   Rental Obligations ...........................................    78
    9.11   Restricted Payments ..........................................    78
    9.12   Minimum Fixed Charge Coverage ................................    79
    9.13   Minimum Interest Coverage ....................................    79
    9.14   Maximum Leverage .............................................    80
    9.15   ERISA ........................................................    80
    9.16   Modification of Certain Agreements ...........................    80
    9.17   Negative Pledges, Restrictive Agreements, etc. ...............    80
    9.18   Maximum Capital Expenditures .................................    81
    9.19   Change in Business ...........................................    81
    9.20   Accounting Changes ...........................................    81
    9.21   Restructuring Costs ..........................................    81

ARTICLE X EVENTS OF DEFAULT .............................................    82
    10.1   Event of Default .............................................    82
           (a) Non-Payment ..............................................    82
           (b) Representation or Warranty ...............................    82
           (c) Specific Defaults ........................................    82
           (d) Other Defaults ...........................................    82
           (e) Cross-Default ............................................    82
           (f) Insolvency; Voluntary Proceedings ........................    83
           (g) Involuntary Proceedings ..................................    83
           (h) ERISA ....................................................    83


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Section                                                                    Page

           (i) Monetary Judgments .......................................    84
           (j) Non-Monetary Judgments ...................................    84
           (k) Change of Control ........................................    84
           (l) Impairment of Security, etc. .............................    84
    10.2   Remedies .....................................................    84
    10.3   Rights Not Exclusive .........................................    85

ARTICLE XI THE AGENTS ...................................................    85
    11.1   Appointment and Authorization ................................    85
    11.2   Delegation of Duties .........................................    86
    11.3   Liability of Administrative Agent ............................    86
    11.4   Reliance by Administrative Agent .............................    86
    11.5   Notice of Default ............................................    87
    11.6   Credit Decision ..............................................    87
    11.7   Indemnification of Administrative Agent ......................    87
    11.8   Administrative Agent in Individual Capacity ..................    88
    11.9   Successor Agent ..............................................    88
    11.10  Withholding Tax ..............................................    88
    11.11  Collateral Matters ...........................................    90
    11.12  Documentation Agent ..........................................    91

ARTICLE XII MISCELLANEOUS ...............................................    91
    12.1   Amendments and Waivers .......................................    91
    12.2   Notices ......................................................    92
    12.3   No Waiver; Cumulative Remedies ...............................    92
    12.4   Costs and Expenses ...........................................    93
    12.5   Company Indemnification ......................................    93
    12.6   Payments Set Aside ...........................................    93
    12.7   Successors and Assigns .......................................    94
    12.8   Assignments, Participations, etc. ............................    94
    12.9   Confidentiality ..............................................    95
    12.10  Set-off ......................................................    96
    12.11  Automatic Debits of Fees .....................................    96
    12.12  Notification of Addresses, Lending Offices, etc. .............    97
    12.13  Counterparts .................................................    97
    12.14  Severability .................................................    97
    12.15  No Third Parties Benefited ...................................    97
    12.16  Governing Law and Jurisdiction ...............................    97
    12.17  Waiver of Jury Trial .........................................    97
    12.18  Entire Agreement .............................................    98


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     SCHEDULES

     Schedule 2.1 Commitments
     Schedule 3.3 Existing Letters of Credit
     Schedule 7.5 Litigation
     Schedule 7.7 ERISA
     Schedule 7.11 Permitted Obligations
     Schedule 7.12 Environmental Matters
     Schedule 7.15 Copyrights, Patents, Trademarks, Licenses and Related Matters
     Schedule 7.16 Subsidiaries and Minority Interests
     Schedule 7.17 Insurance Matters
     Schedule 9.1 Permitted Liens
     Schedule 9.4 Existing Investments
     Schedule 9.5 Permitted Indebtedness
     Schedule 9.8 Contingent Obligations
     Schedule 12.2 Lending Offices; Addresses for Notices

     EXHIBITS

     Exhibit A   Form of Notice of Borrowing
     Exhibit B   Form of Notice of Conversion/Continuation
     Exhibit C   Form of Compliance Certificate
     Exhibit D   Form of Note
     Exhibit E   Form of Legal Opinion of Wachtell, Lipton, Rosen & Katz
     Exhibit F   Form of Legal Opinion of Cassem, Tierney, Adams, Gotch and
                   Douglas
     Exhibit G   Form of Assignment and Acceptance
     Exhibit H   Form of Guaranty
     Exhibit I   Form of NEHC Guaranty


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

                           SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT

      This SECOND AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of July 11, 1997, among AmeriServe Food Distribution, Inc. (formerly known as Nebco Evans Distribution, Inc.), a Nebraska corporation (the "Company"), the several financial institutions from time to time party to this Agreement (collectively the "Lenders"; individually each a "Lender"), Bank of America National Trust and Savings Association, as letter of credit issuing bank, Bank of America National Trust and Savings Association, as administrative agent for the Lenders, and Donaldson, Lufkin & Jenrette Securities Corporation, as documentation agent.

      WHEREAS, the Company, certain financial institutions, Bank of America Illinois, as letter of credit issuing bank, and Bank of America National Trust and Savings Association, as agent, are parties to an Amended and Restated Credit Agreement dated as of March 26, 1997, as heretofore amended (as so amended the "Existing Credit Agreement"); and

      WHEREAS, the parties hereto have agreed to amend and restate the Existing Credit Agreement so as to, among other things, (a) increase the amount of the facilities, in part to finance the purchase of PFS, a division of PepsiCo, Inc.,
(b) amend the pricing, certain covenants and certain various other provisions of the Existing Credit Agreement and (c) revise in certain respects the composition of the lender group; and

      WHEREAS, the parties hereto intend that this Agreement and the Loan Documents executed in connection herewith not effect a novation of the obligations of the Company under the Existing Credit Agreement and the "Loan Documents" (as defined in the Existing Credit Agreement), but merely a restatement, and where applicable, an amendment to the terms governing such obligations;

      NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the Existing Credit Agreement shall be amended and restated to read in its entirety as follows:

                                    ARTICLE I

                                   DEFINITIONS

      1.1 Certain Defined Terms. The following terms have the following meanings:

            Acquisition means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

            Acquisition EBITDA means for any four fiscal quarter period, if the Company makes an Acquisition during such period, the EBITDA of such acquired entity as if the Acquisition had taken place on the first day of such period.

            Adjusted EBITDA means as at the end of any fiscal quarter for the four fiscal quarters (or, if shorter, the period from the Closing Date) then ending (a) the Company's consolidated EBITDA plus (b) Receivables Financing Costs deducted in the calculation of EBITDA plus (c) any cash restructuring charges taken in the 1997, 1998, and 1999 fiscal years related to the AmeriServ Acquisition or the PFS Acquisition which are reflected in the operating expenses of the Company's income statement (but not in excess of $15,000,000 in each of fiscal years 1997, 1998 and 1999) plus (d) APA Cost Reductions for the four fiscal quarter period ended on or before March 31, 1998 plus (e) Arby's EBITDA for any four fiscal quarter period ended on or before December 31, 1997 plus (f) LTM EBITDA for any four fiscal quarter period ended on or before March 31, 1998; provided that for the purpose of the calculation of the Leverage Ratio only, Acquisition EBITDA will be added in the calculation of Adjusted EBITDA.

            Adjusted Funded Debt means all Indebtedness plus the Invested Amount of the Company and its Subsidiaries, excluding Indebtedness of the Company to Subsidiaries or of Subsidiaries to the Company or other Subsidiaries; provided, however, that cash and Cash Equivalent Investments shall be subtracted from Indebtedness in the calculation of Adjusted Funded Debt at any time on or before December 31, 1997.

            Adjusted Interest Expense means Interest Expense plus Receivables Financing Costs.

            Administrative Agent means BofA in its capacity as agent for the Lenders hereunder, and any successor agent arising under Section 11.9.

            Administrative Agent's Payment Office means the address for payments set forth on Schedule 12.2 hereto in relation to the Administrative Agent, or such other address as the Administrative Agent may from time to time specify.

            Affected Lender means any Lender that has given notice to the Company (which has not been rescinded) of (i) any obligation by the Company to pay any amount pursuant to Section 4.1 or 4.3 or (ii) the occurrence of any circumstances of the nature described in Section 4.2.

            Affiliate means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise, or in the case of any Lender which is an investment fund, any other fund which is advised by the same investment advisor or an Affiliate thereof.

            Agent-Related Persons means BofA and any successor Administrative Agent arising under Section 11.9 and any successor letter of credit issuing bank hereunder, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

            Agents means the Administrative Agent and the Documentation Agent.

            Agreement means this Credit Agreement.

            AmeriServ Acquisition means the acquisition by the Company of the stock of AmeriServ Food Company in January 1996.

            APA Cost Reductions means those cost reductions described in the PFS Acquisition Agreement, which shall be $8,325,000 for the four fiscal quarter period ended September 30, 1997, $5,550,000 for the four fiscal quarter period ended December 31, 1997 and $2,775,000 for the four fiscal quarter period ended March 31, 1998.

            Applicable Base Rate Margin means (a) initially, 1.25% in the case of any Revolving Loan or Term A Loan, (b) 1.75% in the case of any Term B Loan, (c) 2.00% in the case of any Term C Loan, (d) 2.25% in the case of any Term D Loan and (b) on and after any date specified below on which the Applicable Base Rate Margin is to be adjusted for Revolving Loans and Term A Loans, the rate per annum set forth in the table below for the applicable Loan opposite the applicable Leverage Ratio:

      --------------------------------------------------------------------------
      Leverage Ratio                            Applicable Base Rate Margin for
                                                Revolving Loans and Term A
                                                Loans
      --------------------------------------------------------------------------
      Less than 4.0 to 1.0                                     0%
      --------------------------------------------------------------------------
      Less than 4.5 to 1.0                                  0.25%
      but greater than or equal to 4.0 to 1.0
      --------------------------------------------------------------------------
      Less than 5.0 to 1.0                                  0.375%
      but greater than or equal to 4.5 to 1.0
      --------------------------------------------------------------------------

      --------------------------------------------------------------------------
      Less than 5.75 to 1.0                                 1.0%
      but greater than or equal to 5.0 to 1.0
      --------------------------------------------------------------------------
      Equal to or greater than 5.75 to 1.0                  1.25%
      --------------------------------------------------------------------------

      The Applicable Base Rate Margin shall be adjusted, to the extent applicable, 45 days (or, in the case of the last calendar quarter of any year, 90 days) after the end of each calendar quarter, based on the Leverage Ratio as of the last day of such calendar quarter commencing with the calendar quarter ending December 31, 1997; it being understood that if the Company fails to deliver the financial statements as required by subsection 8.1(a) or 8.1 (b), as applicable, and the related Compliance Certificate required by subsection 8.2(b) by the 45th day (or, if applicable, the 90th day) after any calendar quarter the Applicable Base Rate Margin shall be 1.25% for any Revolving Loan or Term A Loan bearing interest based on the Base Rate until such financial statements and Compliance Certificate are delivered.

            Applicable Offshore Rate Margin means (a) initially 2.50% in the case of any Revolving Loan or Term A Loan, (B) 3.00% in the case of any Term B Loan, (C) 3.25% in the case of any Term C Loan, (d) 3.50% in the case of any Term D Loan and (e) on and after any date specified below on which the Applicable Offshore Rate Margin is to be adjusted for Revolving Loans and Term A Loan, the rate per annum set forth in the table below for the applicable Loan opposite the applicable Leverage Ratio:

      --------------------------------------------------------------------------
      Leverage Ratio                             Applicable Offshore Rate Margin
                                                 for Revolving Loans and Term A
                                                 Loans
      --------------------------------------------------------------------------
      Less than 3.0 to 1.0                                  0.75%
      --------------------------------------------------------------------------
      Less than 3.5 to 1.0                                  1.0%
      but greater than or equal to 3.0 to 1.0
      --------------------------------------------------------------------------
      Less than 4.0 to 1.0                                  1.25%
      but greater than or equal to 3.5 to 1.0
      --------------------------------------------------------------------------
      Less than 4.5 to 1.0                                  1.50%
      but greater than or equal to 4.0 to 1.0
      --------------------------------------------------------------------------
      Less than 5.0 to 1.0                                  1.875%
      but greater than or equal to 4.5 to 1.0
      --------------------------------------------------------------------------
      Less than 5.75 to 1.0                                 2.25%
      but greater than or equal to 5.0 to 1.00
      --------------------------------------------------------------------------
      Equal to or greater than 5.75 to 1.0                  2.50%
      --------------------------------------------------------------------------

      The Applicable Offshore Rate Margin shall be adjusted, to the extent applicable, 45 days (or, in the case of the last calendar quarter of any year, 90 days) after the end of each calendar quarter, based on the Leverage Ratio as of the last day of such quarter commencing with the calendar quarter ending December 31, 1997; it being understood that if the Company fails to deliver the financial statements required by subsection 8.1(a) or 8.1(b), as applicable, and the related Compliance Certificate required by subsection 8.2(b) by the 45th day (or, if applicable, the 90th day) after any calendar quarter, the Applicable Offshore Rate Margin shall be 2.50% for Revolving Loans and Term A Loans bearing interest based on the Offshore Rate until such financial statements and Compliance Certificate are delivered.

            Approved Bank has the meaning specified in the definition of "Cash Equivalent Investments".

            Arby's EBITDA means $2,900,000 for the four fiscal quarter period ended September 30, 1997, and $1,800,000 for the four fiscal quarter period ended December 31, 1997.

            Arranger means BancAmerica Securities, Inc., a Delaware corporation.

            Assignee has the meaning specified in subsection 12.8(a).

            Attorney Costs means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

            Bankruptcy Code means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. ss.101, et seq.).

            Base Rate means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

            Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

            Base Rate Loan means a Revolving Loan, a Term Loan A, a Term B Loan, a Term C Loan or Term D Loan that bears interest based on the Base Rate or an L/C Advance.

            BofA means Bank of America National Trust and Savings Association, a national banking association.

            Borrowing means a borrowing hereunder consisting of Revolving Loans or Term Loans of the same Type made to the Company on the same day by the Lenders under Article II, and, other than in the case of Base Rate Loans, having the same Interest Period.

            Borrowing Date means any date on which a Borrowing occurs under
      Section 2.3.

            Bridge Loan means the up to $350,000,000 of senior subordinated increasing rate debt issued pursuant to the Securities Purchase Agreement among DLJ Bridge Finance, Inc., BofA and the Company dated the date hereof.

            Business Day means any day other than a Saturday, Sunday or other day on which commercial banks in San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

            Capital Adequacy Regulation means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

            Capital Expenditures means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Company, but (i) excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (A) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (B) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced and (ii) excluding expenditures incurred by the creation of Capitalized Lease Obligations and financed thereby.

            Capitalized Lease Obligations means all monetary obligations of the Company or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

            Cash Collateralize means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Agents, the Issuing Lender and the Lenders, as additional collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the

      Administrative Agent and the Issuing Lender (which documents are hereby consented to by the Lenders). Derivatives of such term shall have a corresponding meaning. The Company hereby grants the Administrative Agent, for the benefit of the Agents, the Issuing Lender and the Lenders, a security interest in all such cash and deposit account balances. Cash collateral shall be maintained in blocked, interest bearing deposit accounts at BofA.

            Cash Equivalent Investments shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition,
      (ii) marketable direct obligations issued by any State of the United States of America or any local government or other political subdivision thereof rated (at the time of acquisition of such security) at least AA by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") having maturities of not more than one year from the date of acquisition, (iii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Lender, (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (z) any bank whose short-term commercial paper rating (at the time of acquisition of such security) by S&P is at least A-1 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than six months from the date of acquisition, (iv) commercial paper and variable or fixed rate notes issued by any Lender or Approved Bank or by the parent company of any Lender or Approved Bank and commercial paper and variable rate notes issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating (at the time of acquisition of such security) of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long-term unsecured debt rating (at the time of acquisition of such security) of at least AA or the equivalent thereof by S&P or at least Aa or the equivalent thereof by Moody's and in each case maturing within one year after the date of acquisition and (v) repurchase agreements with any Lender or any primary dealer maturing within one year from the date of acquisition that are fully collateralized by investment instruments that would otherwise be Cash Equivalent Investments; provided that the terms of such repurchase agreements comply with the guidelines set forth in the Federal Financial Institutions Examination Council Supervisory Policy -- Repurchase Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985.

            Change of Control means the failure of (a) Holberg or its shareholders, or any thereof, to own directly or indirectly, in excess of 50% of the outstanding shares of voting stock of the Company; (b) the failure of NEHC to own directly 100% of the outstanding shares of voting stock of the Company (other than shares under stock options held by, or issued under stock options to, directors, officers, employees and former directors not in excess of 10% of the shares of voting stock of the Company);

      or (c) Holberg Inc. or its shareholders as of the date hereof, or any thereof, to own at least 50% of the outstanding shares of voting stock of Holberg. For purposes of this definition, voting stock of a corporation shall not include capital stock of such corporation if such stock has only the minimal voting rights required by such corporation's jurisdiction of organization with respect to any capital stock issued by such corporation.

            Closing Date means the date on which all conditions precedent set forth in Sections 6.1 and 6.2 are satisfied or waived by all Lenders.

            Code means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

            Collateral means any collateral granted to the Administrative Agent for the benefit of the Agents, or the Lenders, to secure the Obligations of the Company, or any Guarantor, under any Loan Document.

            Collateral Documents means the Security Agreement, the Pledge Agreement, the Subsidiary Pledge Agreement, the Trademark Security Agreement and the NEHC Pledge Agreement.

            Commitment means, as to each Lender, such Lender's Revolving Commitment, Term A Commitment, Term B Commitment, Term C Commitment and Term D Commitment, as applicable.

            Commitment Fee Rate means (a) initially, 0.50% and (b) on and after any date specified below on which the Commitment Fee Rate is to be adjusted, the rate per annum set forth in the table below opposite the applicable Leverage Ratio:

      --------------------------------------------------------------------------
      Leverage Ratio                                        Commitment Fee Rate
      --------------------------------------------------------------------------
      Less than 3.0 to 1.0                                       0.25%
      --------------------------------------------------------------------------
      Less than 3.5 to 1.0                                       0.30%
      but greater than or equal to 3.0 to 1.0
      --------------------------------------------------------------------------
      Less than 4.5 to 1.0                                       0.375%
      but greater than or equal to 3.5 to 1.0
      --------------------------------------------------------------------------
      Equal to or greater than 4.5 to 1.0                        0.50%
      --------------------------------------------------------------------------

      The Commitment Fee Rate shall be adjusted, to the extent applicable, 45 days (or, in the case of the last calendar quarter of any year, 90 days) after the end of each calendar quarter, based on the Leverage Ratio as of the last day of such calendar quarter commencing with the calendar quarter ending December 31, 1997; it being understood that if the Company fails to deliver the financial statements required by subsection 8.1(a) or 8.1(b), as applicable, and the related Compliance Certificate required by subsection 8.2(b) by the 45th day (or, if applicable, the 90th day) after any calendar quarter, the Commitment Fee Rate shall be 0.50% until such financial statements and Compliance Certificate are delivered.

            Compliance Certificate means a certificate substantially in the form of Exhibit C.

            Computation Period means as at any fiscal quarter end, the period of four consecutive quarters then ending or, if shorter, the period commencing the Closing Date.

            Consolidated Net Income means, with respect to the Company and its Subsidiaries for any period, the net income (or loss) of the Company and its Subsidiaries for such period.

            Contingent Obligation means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend (declared and not paid), letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument (other than any Letter of Credit) issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Hedging Agreement. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other

      Contingent Obligations, shall be equal to the maximum reasonably anticipated liability in respect thereof.

            Contractual Obligation means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

            Conversion/Continuation Date means any date on which, under Section 2.4, the Company (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

            Corporate Allocations means the amount paid by the Company to Holberg for managerial and administration services performed by Holberg for the Company.

            Credit Extension means and includes (a) the making of any Loans hereunder, and (b) the Issuance of any Letters of Credit hereunder (including the Existing Letters of Credit).

            Default means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

            DLJ means Donaldson, Lufkin & Jenrette Securities Corporation.

            Documentation Agent means Donaldson, Lufkin & Jenrette Securities Corporation in its capacity as documentation agent for the Lenders hereunder.

            Dollars, dollars and $ each mean lawful money of the United States.

            EBITDA means, for any Computation Period, the sum of

            (a) Consolidated Net Income of the Company for such period excluding, to the extent reflected in determining such Consolidated Net Income, extraordinary gains and losses for such period and non-recurring gains and charges, plus

            (b) to the extent deducted in determining Consolidated Net Income, Interest Expense, income tax expense, depreciation, depletion and amortization for such period.

            Effective Amount means (i) with respect to any Revolving Loans and Term Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans and

      Term Loans occurring on such date; and (ii) with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

            Eligible Assignee means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (iii) a Person that is primarily engaged in the business of commercial banking and that is (A) a Subsidiary of a Lender, (B) a Subsidiary of a Person of which a Lender is a Subsidiary, or (C) a Person of which a Lender is a Subsidiary and
      (iv) as to the Term Loans, an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (other than the Company or an Affiliate of the Company).

            Environmental Claims means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

            Environmental Laws means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

            ERISA means the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder.

            ERISA Affiliate means any trade or business (whether or not incorporated) under common control with the Company within the meaning of
      Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

            ERISA Event means (a) a Reportable Event with respect to a Pension Plan; (b) the failure to make a required contribution to a Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA; (c) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in

      Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (d) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (e) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

            Event of Default means any of the events or circumstances specified in Section 8.1.

            Excess Cash Flow means, for any period, without duplication, (a) EBITDA for such period; plus (b) net cash extraordinary gains and nonrecurring gains included in determining Consolidated Net Income for such period; plus (c) decreases in Working Capital; less (d) increases in Working Capital; less (e) the amount of cash income taxes deducted in determining Consolidated Net Income for such period; less (f) the amount of cash Interest Expense deducted in determining Consolidated Net Income for such period; less (g) Capital Expenditures (less the amount of any Indebtedness incurred to finance such Capital Expenditures other than the Loans hereunder) permitted by Section 9.18 hereof (even if not expended but without giving effect to any carry-over from a prior year); less (h) scheduled amortization on the Term Loans or any other Indebtedness actually paid during such period; less (i) the aggregate of all mandatory prepayments of the Loans made during such period in accordance with
      Section 2.7(c) (other than Section 2.7(c)(v)); less (j) net cash extraordinary losses and non-recurring charges deducted in determining Consolidated Net Income for such period; less (k) Restructuring Costs paid by the Company during such period and not previously deducted in determining EBITDA and not deducted in determining Consolidated Net Income for such period; less (l) dividends paid in cash.

            Exchange Act means the Securities and Exchange Act of 1934, and regulations promulgated thereunder.

            Existing Credit Agreement has the meaning specified in the recitals.

            Existing Letters of Credit means the letters of credit described in
      Schedule 3.3.

            Federal Funds Rate means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

            Fee Letter has the meaning specified in subsection 2.10(a).

            Fixed Charge Coverage Ratio means, for the Computation Period most recently ended on or before such date, the ratio of (a) Adjusted EBITDA for such Computation Period less (i) Capital Expenditures for such Computation Period less (ii) cash taxes paid by the Company and its Subsidiaries for such Computation Period, to (b) the sum of (i) Adjusted Interest Expense for such Computation Period, (ii) cash dividends paid by the Company during such Computation Period, (iii) the required installments of principal of the Term Loans and (iv) principal amortization of Capitalized Lease Obligations for such Computation Period.

            FRB means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

            GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession); provided that for the purpose of calculating any financial covenant or financial ratio, GAAP shall mean such generally accepted accounting principles which are applicable to the circumstances as of the date hereof and provided further that upon a change in GAAP which would, if applicable, affect the calculation of financial covenants or financial ratios, the parties shall discuss the amendment of such covenants and ratios and the definition of GAAP.

            Governmental Authority means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

            Guarantor means (a) NEHC; (b) as of the date hereof, each Subsidiary listed on Schedule 7.16; and (c) thereafter, the Persons referred to in clauses (a) and (b) and each other Person which from time to time executes and delivers a counterpart of the Guaranty.

            Guaranty means the guaranty of the Guarantors (other than NEHC) in substantially the form of Exhibit H.

            Guaranty Obligation has the meaning specified in the definition of Contingent Obligation.

            Hedging Agreement means any agreement (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, forward foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or any other, similar agreement (including any option to enter into any of the foregoing).

            Holberg means Holberg Industries, Inc., a Delaware corporation.

            Honor Date has the meaning specified in subsection 3.3(c).

            Impermissible Qualification means, relative to the opinion or certification of any independent public accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or certification

            (a) which is of a "going concern" or similar nature;

            (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

            (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause such Obligor to be in default of any of its obligations under Sections 9.12, 9.13 or 9.14.

            Indebtedness of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments (it being understood that undrawn letters of credit are contingent reimbursement obligations); (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capital Lease Obligations; (g) all net obligations with respect to Hedging Agreements; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and
          (i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

            Indemnified Obligations has the meaning specified in Section 12.5.

            Indemnified Person has the meaning specified in Section 12.5.

            Independent Auditor has the meaning specified in Section 8.1(b).

            Initial Financial Projections means the ten-year projections provided to the Lenders prior to the date hereof included in the Information Memorandum dated June, 1997.

            Insolvency Proceeding means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code.

            Intercreditor Agreement means the Intercreditor Agreement dated as of July 11, 1997 between the Administrative Agent and Norwest Bank Minnesota, National Association as Trustee under the Pooling and Servicing Agreement.

            Interest Coverage Ratio means, for the Computation Period most recently ended on or before such date, the ratio of (a) Adjusted EBITDA for such Computation Period to (b) Adjusted Interest Expense for such Computation Period.

            Interest Expense means, for any period, the consolidated interest expense of the Company and its Subsidiaries for such period including interest expense related to Capitalized Lease Obligations.

            Interest Payment Date means, as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter; provided, however, that if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period is also an Interest Payment Date.

            Interest Period means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation;

      provided that:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                  (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

                  (iii) no Interest Period for any Revolving Loan shall extend beyond the Revolving Termination Date; and

                  (iv) no Interest Period applicable to a Term A Loan, a Term B
            Loan, a Term C Loan or a Term D Loan or portion of any thereof shall extend beyond any date upon which is due any scheduled principal payment in respect of the Term A Loans, Term B Loans, Term C Loans or Term D Loans, as applicable, unless the aggregate principal amount of Term A Loans, Term B Loans, Term C Loans or Term D Loans, as applicable, represented by Base Rate Loans, or by Offshore Rate Loans having Interest Periods that will expire on or before such date, equals or exceeds the amount of such principal payment.

            Invested Amount means, at any time, the outstanding principal amount that is owed to holders (other than Subsidiaries of the Company) of securities issued by, or loans to, the trust established under the Pooling and Servicing Agreement or any other trust established with respect to a Qualified Receivables Transaction.

            IRS means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

            Issuance Date has the meaning specified in subsection 3.1(a).

            Issue means, with respect to any Letter of Credit, to incorporate the Existing Letters of Credit into this Agreement, or to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

            Issuing Lender means BofA in its capacity as issuer of one or more Letters of Credit hereunder, together with any replacement letter of credit issuer arising under subsection 11.1(b) or Section 11.9.

            Joint Venture means a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person. No Receivables Subsidiary or Special Purpose Vehicle shall be considered a Joint Venture.

            L/C Advance means each Lender's participation in any L/C Borrowing in accordance with its Revolving Percentage.

            L/C Amendment Application means an application form for amendment of outstanding standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Lender, as the Issuing Lender shall request.

            L/C Application means an application form for issuances of standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Lender, as the Issuing Lender shall request.

            L/C Borrowing means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Revolving Loans under subsection 3.3(c).

            L/C Commitment means the commitment of the Issuing Lender to Issue, and the commitment of the Lenders severally to participate in Letters of Credit (including the Existing Letters of Credit) from time to time Issued or outstanding under Article III, in an aggregate amount not to exceed on any date the amount of $30,000,000, as the same shall be reduced as a result of a reduction in the L/C Commitment pursuant to Section 2.5; provided that the L/C Commitment is a part of the combined Commitments, rather than a separate, independent commitment.

            L/C Fee Rate means, at any time, the Applicable Offshore Rate Margin for Revolving Loans; provided that each of the foregoing rates shall be increased by 2% at any time an Event of Default exists.

            L/C Obligations means, at any time, the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

            L/C-Related Documents means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of

      Credit, including any of the Issuing Lender's standard form documents for letter of credit issuances.

            Lender has the meaning specified in the introductory clause hereto. References to the "Lenders" shall include BofA, including in its capacity as Issuing Lender; for purposes of clarification only, to the extent that BofA may have any rights or obligations in addition to those of the Lenders due to its status as Issuing Lender, its status as such will be specifically referenced.

            Lending Office means, as to any Lender, the office or offices of such Lender specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 12.2, or such other office or offices as such Lender may from time to time notify the Company and the Agent.

            Letters of Credit means the Existing Letters of Credit and any letters of credit (whether standby letters of credit or commercial documentary letters of credit) Issued by the Issuing Lender pursuant to
      Article III.

            Leverage Ratio means, as at any fiscal quarter end for the Company and its Subsidiaries on a consolidated basis, the ratio of

                  (i) Adjusted Funded Debt as of such fiscal quarter end

                  to

                  (ii) Adjusted EBITDA.

            Lien means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

            Loan means an extension of credit by a Lender to the Company under
      Article II or Article III in the form of a Revolving Loan, Term Loan or L/C Advance.

            Loan Documents means this Agreement, any Notes, the Fee Letter, the L/C-Related Documents, the Pledge Agreement, the Subsidiary Pledge Agreements, the Guaranty, the NEHC Guaranty, the Security Agreement, the Trademark Security Agreement, the Mortgages, and all other documents delivered to the Agent or any Lender in connection herewith.

            LTM EBITDA means $94,000,000 for the four fiscal quarter period ended September 30, 1997, $62,000,000 for the four fiscal quarter period ended December 31, 1997 and $37,000,000 for the four fiscal quarter period ended March 31, 1998.

            Margin Stock means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

            Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company, NEHC or any Subsidiary to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company or any Subsidiary of any Loan Document.

            Moody's has been specified in the definition of "Cash Equivalent Investments".

            Mortgage means a mortgage, leasehold mortgage, deed of trust or similar document granting a Lien on real property in appropriate form for filing or recording in the applicable jurisdiction and otherwise reasonably satisfactory to the Administrative Agent.

            Mortgaged Property means the real property subject to a Mortgage.

            Multiemployer Plan means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate may have any liability.

            NEHC means Nebco Evans Holding Company, a Delaware corporation.

            NEHC Guaranty means the guaranty of NEHC in substantially the form of Exhibit I.

            NEHC Pledge Agreement means the Pledge Agreement dated the date hereof between NEHC and the Administrative Agent.

            Net Cash Proceeds means

            (a) with respect to the sale, transfer, or other disposition by the Company or any Subsidiary of any asset (including any stock of any Subsidiary), the aggregate cash proceeds (including cash proceeds received by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by the Company or any Subsidiary pursuant to such sale, transfer or other disposition, net of (i) the direct costs relating to such sale, transfer or other disposition (including, without limitation, sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts required to be applied to the repayment of any Indebtedness secured by a Lien on the asset subject to such sale, transfer or other disposition (other than the Loans) and (iv) any reserve for adjustment in respect of the sale price of such asset (until such amount is available to the Company or the applicable Subsidiary); and

            (b) with respect to any issuance of equity securities or Indebtedness, the aggregate cash proceeds received by the Company or any Subsidiary pursuant to such issuance, net of the direct costs relating to such issuance (including, without limitation, sales and underwriter's commissions and legal, accounting and investment banking fees).

            Note means a promissory note executed by the Company in favor of a Lender pursuant to subsection 2.2(b), in substantially the form of Exhibit D.

            Notice of Borrowing means a notice in substantially the form of Exhibit A.

            Notice of Conversion/Continuation means a notice in substantially the form of Exhibit B.

            Ob1igations means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company or any Subsidiary to any Lender, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

            OECD has the meaning specified in the definition of "Eligible Assignee".

            Offshore Rate means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Administrative Agent as follows:

      Offshore Rate =      LIBOR
                      ----------------------------------------------
                         1.00 - Eurodollar Reserve Percentage

      where,

            Eurodollar Reserve Percentage means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

            LIBOR means the rate of interest per annum determined by the Agent as the rate at which dollar deposits in the approximate amount of BofA's Offshore Rate Loan for such Interest Period would be offered by BofA's Grand Cayman Branch, Grand Cayman B.W.I. (or such other office as may be designated for such purpose by BofA), to major banks in the offshore dollar interbank market at their request at approximately 11:00 a.m. (New York City time) two Business Days prior to the commencement of such Interest Period.

                  The Offshore Rate shall be adjusted automatically as to all
            Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

            Offshore Rate Loan means a Loan that bears interest based on the Offshore Rate.

            Organization Documents means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

            Other Taxes means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

            Participant has the meaning specified in subsection 12.8(d).

            PBGC means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

            Pension Plan means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, other than a Multiemployer Plan, with respect to which a Company or any ERISA Affiliate may have any liability.

            Permitted Indebtedness has the meaning specified in Section 9.5.

            Permitted Liens has the meaning specified in Section 9.1.

            Person means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

            PFS means PFS, a division of the Seller.

            PFS Acquisition means the acquisition of PFS by the Company pursuant to the PFS Acquisition Agreement.

            PFS Acquisition Agreement means the Asset Purchase Agreement between PepsiCo, Inc. and NEHC dated May 23, 1997.

            Plan means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

            Pledge Agreement means the Amended and Restated Pledge Agreement dated the date hereof between the Company and the Administrative Agent.

            Pooling and Servicing Agreement means the Pooling and Servicing Agreement dated as of July 1, 1997 among AmeriServe Funding Corporation, AmeriServe Food Distribution, Inc., and Norwest Bank Minnesota, National Association, as Trustee, as amended, amended and restated, supplemented or otherwise modified from time to time.

            Post means The Harry H. Post Company, a Colorado corporation.

            Post Contribution means the contribution of all the capital stock of Post to the Company.

            Preferred Stock means preferred stock of the Company issued on terms acceptable to the Required Lenders.

            Purchase Money Note means a promissory note evidencing the obligation of a Receivables Subsidiary to pay all or any portion of the purchase price for Receivables and other Receivables Program Assets to the Company or any other Receivables Seller in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of such note, other than (i) cash required to be held as reserves pursuant to Receivables Documents, (ii) amounts paid in respect of interest, principal and (iii) other amounts owing under Receivables Documents and amounts paid in connection with the purchase of newly generated Receivables.

            Qualified Receivables Transaction means (i) the Receivables Bridge Facility and (ii) any transaction or series of transactions that may be entered into by the Company and/or any Subsidiary pursuant to which the Company and/or any Subsidiary may sell, convey or otherwise transfer to a Receivables Subsidiary (in the case of a transfer by the Company and/or any other Receivables Seller) and any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any Receivables Program Assets (whether now existing or arising in the future); provided that:

            (a) no portion of the indebtedness or any other obligations (contingent or otherwise) of a Receivables Subsidiary or Special Purpose Vehicle (i) is guaranteed by the Company or any other Receivables Seller (excluding guarantees of obligations pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any other Receivables Seller in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any other Receivables Seller, directly or indirectly, contingently or otherwise, to the satisfaction of obligations incurred in such transactions, other than pursuant to Standard Securitization Undertakings;

            (b) neither the Company nor any other Receivables Seller has any material contract, agreement, arrangement or understanding with a Receivables Subsidiary or a Special Purpose Vehicle (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Company or such Receivables Seller than those that might be obtained at the time from Persons that are not affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

            (c) the Company and the other Receivables Sellers do not have any obligation to maintain or preserve the financial condition of a Receivables Subsidiary or a Special Purpose Vehicle or cause such entity to achieve certain levels of operating results.

            Receivable Stated Amount means, with respect to a Receivables Investor Instrument, the maximum amount of the funding commitment with respect thereto.

            Receivables means all rights of the Company or any other Receivables Seller to payments (whether constituting accounts, chattel paper, instruments, general intangibles or otherwise) arising from the sale of goods, services or future services by the Company and/or a Receivables Seller, and includes the right to payment of any interest or finance charge and other obligations with respect thereto and any other rights to payment recorded as a receivable.

            Receivables Bridge Facility means the Receivables Documents in effect at, or becoming effective contemporaneously with, the Closing Date.

            Receivables Documents means (x) each and every receivables purchase agreement, pooling and servicing agreement, series supplement thereto, certificate purchase agreement, guaranty, Purchase Money Note, license agreement, sublicense agreement, credit agreement, agreement to acquire undivided interests or other agreement to transfer, or create a security interest in, Receivables Program Assets, in each case as amended, modified, supplemented or amended and restated and in effect from time to time entered into by the Company, another Receivables Seller and/or a Receivables Subsidiary, and (y) each other instrument, agreement and other document entered into by the Company, any other Receivables Seller and/or a Receivables Subsidiary relating to the transactions contemplated by the items referred to in clause

      (x) above, in each case as amended, modified, supplemented or amended and restated and in effect from time to time.

            Receivables Financing Costs means any loss attributable to the sale of Receivables Program Assets.

            Receivables Investor Instruments means trust certificates, purchased interests or any other securities, instruments or agreements evidencing an interest in the Receivables Program Assets held by a Person other than the Company and its Subsidiaries (excluding Receivables Subsidiaries).

            Receivables Program Assets means (a) all Receivables which are described as being transferred by the Company, another Receivables Seller and/or a Receivables Subsidiary pursuant to the Receivables Documents, (b) all Receivables Related Assets, and (c) all collections (including recoveries) and other proceeds of the assets described in the foregoing clauses.

            Receivables Program Obligations means (a) notes, trust certificates, undivided interests, partnership interests or other interests representing the right to be paid a specified principal amount from the Receivables Program Assets, and (b) related obligations of the Company, a Subsidiary and/or a Special Purpose Vehicle (including, without limitation, rights in respect of interest or yield, breach of warranty claims and expense reimbursement and indemnity provisions). The Receivables Program Obligations shall also include Purchase Money Notes and guarantees by the Company of obligations pursuant to Standard Securitization Undertakings.

            Receivables Related Assets means (i) any rights arising under the documentation governing or relating to Receivables (including rights in respect of liens securing such Receivables and other credit support in respect of such Receivables), (ii) any collections and other proceeds of such Receivables, (iii) any lockboxes or bank accounts, all documents, instruments and agreements relating to such lockboxes or bank accounts, and any amounts from time to time deposited therein, (iv) spread accounts, trust accounts and other similar accounts (and any amounts on deposit therein) established in connection with a Qualified Receivables Transaction, (v) any warranty, indemnity, dilution and other intercompany claim arising out of Receivables Documents and (vi) other assets (including those contemplated by Receivables Documents) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

            Receivables Seller means the Company and any Subsidiary of the Company (other than a Receivables Subsidiary) which is a party to a Receivables Document.

            Receivables Subsidiary means a special purpose wholly-owned subsidiary of the Company created in connection with the transactions contemplated by a Qualified Receivables Transaction, which subsidiary engages in no activities other than those incidental to such Qualified Receivables Transaction and which is designated as a Receivables Subsidiary by the Company's Board of Directors. Any such designation by the Board of Directors shall be evidenced by filing with the Administrative Agent a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an officers' certificate certifying, to the best of such officer's knowledge and belief after consulting with counsel, that such designation, and the transactions in which the Receivables Subsidiary will engage, comply with the requirements of the definition of Qualified Receivables Transaction.

            Register has the meaning specified in Section 12.8.

            Reportable Event means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

            Required Lenders means, at any time, Lenders having an aggregate Total Percentage of 51% or more.

            Requirement of Law means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

            Responsible Officer means the chief executive officer or the president of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

            Restructuring Costs means any cash integration expenditures related to the AmeriServ Acquisition or the PFS Acquisition incurred by the Company reflected as (i) a non-operating expense in the Company's income statement, (ii) a reduction of the restructuring reserve on the Company's balance sheet, or (iii) restructuring charges taken in the years 1997, 1998, and 1999 to the extent added to Adjusted EBITDA pursuant to clause
      (c) of the definition of "Adjusted EBITDA".

            Revolving Commitment means, as to any Lender, the commitment of such Lender to make Revolving Loans pursuant to subsection 2.1(e). The initial amount of each Lender's Revolving Commitment is set forth on Schedule 2.1.

            Revolving Loan has the meaning specified in Section 2.1, and may be a Base Rate Loan or an Offshore Rate Loan (each a "Type" of Revolving
      Loan).

            Revolving Percentage means, as to any Lender, the percentage which
      (a) the amount of such Lender's Revolving Commitment is of (b) the aggregate amount of all of the Lenders' Revolving Commitments.

            Revolving Termination Date means the earlier to occur of:

                  (a) June 30, 2003; and

                  (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

            S&P has the meaning specified in the definition of "Cash Equivalent Investments".

            SEC means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

            Seller means PepsiCo, Inc., a North Carolina corporation.

            Security Agreement means the Amended and Restated Security Agreement dated the date hereof between the Company, its Subsidiaries and the Administrative Agent.

            Senior Subordinated Notes means the senior subordinated notes due July 15, 2007 in a principal amount not in excess of $500,000,000, with subordination provisions no less favorable to the Lenders than the subordination provisions described in the Preliminary Offering Memorandum dated June 23, 1997, with an interest rate which will not require cash interest payments in excess of 12% per annum and with no scheduled principal payments prior to July 1, 2007.

            Special Purpose Vehicle means a trust, partnership or other special purpose Person established by the Company and/or its Subsidiaries to implement a Qualified Receivables Transaction.

            Standard Securitization Undertakings means representations, warranties, covenants and indemnities entered into by the Company and/or any Subsidiary which are reasonably customary in an accounts receivable transaction.

            Subordinated Debt means all unsecured Indebtedness of the Company for money borrowed which is subordinated, upon terms reasonably satisfactory to the Required Lenders, in right of payment to the payment in full in cash of all Obligations.

            Subsidiary of a Person means any corporation, association, partnership, limited liability company, limited liability partnership, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company. No Special Purpose Vehicle will be considered a "Subsidiary".

            Subsidiary Pledge Agreement means the Amended and Restated Pledge Agreement dated the date hereof between AmeriServ Food Company and the Administrative Agent.

            Supermajority Lenders means, at any time, Lenders having an aggregate Total Percentage of 66-2/3% or more.

            Surety Instruments means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

            Tax Sharing Agreement means that certain Tax Sharing Agreement effective as of the first day of the 1989 consolidated return year between Holberg and the Company as successor by merger to certain former subsidiaries of the Company.

            Taxes means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office.

            Term A Commitment means, as to any Lender, the commitment of such Lender to make a Term A Loan pursuant to subsection 2.1(a). The amount of each Lender's Term A Commitment is set forth on Schedule 2.1.

            Term A Loan - see subsection 2.1(a).

            Term A Percentage means, as to any Lender, the percentage which (a) the Term A Commitment of such Lender (or, after the making of the Term A Loans, the principal amount of such Lender's Term A Loan) is of (b) the aggregate amount of Term A Commitments (or after the making of the Term A Loans, the aggregate principal amount of all Term A Loans). The initial amount of the Term A Loan Percentage for each Lender is set forth opposite such Lender's name on Schedule 2.1.

            Term B Commitment means, as to any Lender, the commitment of such Lender to make a Term B Loan pursuant to subsection 2.1(b). The amount of each Lender's Term B Commitment is set forth opposite such Lender's name on Schedule 2.1.

            Term B Loan - see subsection 2.1(b).

            Term B Percentage means, as to any Lender, the percentage which (a) the Term B Commitment of such Lender (or, after the making of the Term B Loans, the principal amount of such Lender's Term B Loan) is of (b) the aggregate amount of Term B Commitments (or after the making of the Term B Loans, the aggregate principal amount of all Term B Loans). The initial amount of the Term B Loan Percentage for each Lender is set forth such Lender's name on Schedule 2.1.

            Term C Commitment means as to any Lender, the commitment of such Lender to make a Term C Loan pursuant to subsection 2.1(c). The amount of each Lender's Term C Commitment is set forth opposite such Lender's name on Schedule 2.1.

            Term C Loan - see subsection 2.1(c).

            Term C Percentage means, as to any Lender, the percentage which (a) the Term C Commitment of such Lender (or, after the making of the Term C Loans, the aggregate amount of such Lender's Term C Loan) is of (b) the aggregate amount of Term C Commitments (or after the making of the Term C Loans, the aggregate principal amount of all Term C Loans). The initial amount of the Term C Loan Percentage for each Lender is set forth opposite such Lender's name on Schedule 2.1.

            Term D Commitment means to any Lender, the commitment of such Lender to make a Term D Loan pursuant to subsection 2.1(d). The amount of each Lender's Term D Commitment is set forth in Schedule 2.1.

            Term D Loan - see subsection 2.1(d).

            Term D Percentage means, as to any Lender, the percentage which (a) the Term D Commitment of, such Lender (or, after the making of the Term D Loans, the aggregate amount of such Lender's Term D Loan) is of (a) the aggregate amount of Term D Commitments (or after the making of the Term D Loans, the aggregate principal amount of all Term D Loans). The initial amount of the Term D Loan Percentage for each Lender is set forth opposite such Lender's name on Schedule 2.1.

            Term Loan means a Term A Loan, a Term B Loan, a Term C Loan or a Term D Loan.

            Total Percentage means, as to any Lender the percentage which
      (a) the aggregate amount of (i) such Lender's Revolving Commitment plus
      (ii) such Lender's Term A Commitment (or, after the making of the Term A Loans, the outstanding principal amount of such Lender's Term A Loans) plus (iii) such Lender's Term B Commitment (or, after the making of the Term B Loans, the outstanding principal amount of such Lender's Term B Loans) plus, (iv) such Lender's Term C Commitment (or, if after the making of the Term C Loans, the outstanding principal amount of such Lender's Term C Loans) plus (v) such Lender's Term D Commitment

      (or if after the making of the Term D Loans, the outstanding principal amount of such Lender's Term D Loans) is of (b) the aggregate amount of
      (i) the Revolving Commitments of all Lenders plus (ii) the Term A Commitments of all Lenders (or, after the making of the Term A Loans, the outstanding principal amount of all Term A Loans) plus (iii) the Term B Commitments of all Lenders (or, after the making of the Term B Loans, the outstanding principal amount of all Term B Loans), plus (iv) the Term C Commitments of all Lenders (or, if after the making of the Term C Loans, the outstanding principal amount of all Term C Loans) plus (v) the Term D Commitments of all Lenders (or, if after the making of the Term D Loans, the outstanding principal amount of all Term D Loans); provided that after the Revolving Commitments have been terminated, "Total Percentage" shall mean, as to any Lender, the percentage which the aggregate principal amount of such Lender's Loans is of the aggregate principal amount of all Loans. The initial Total Percentage for each Lender is set forth opposite such Lender's name on Schedule 2.1.

            Trademark Security Agreement means the Amended and Restated Trademark Security Agreement dated the date hereof between AmeriServ Food Company and the Administrative Agent.

            Transportation Equipment Sale and Leaseback means the purchase, sale and leaseback of transportation equipment subject to purchase orders of PFS on the date hereof.

            Type has the meaning specified in the definition of "Revolving
      Loan."

            UCP has the meaning specified in Section 3.9.

            Unfunded Pension Liability means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

            United States and U.S. each means the United States of America.

            Wholly-Owned Subsidiary means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

            Working Capital means the excess of:

            (a) (i) the consolidated current assets of the Company and its Subsidiaries, less (ii) the amount of cash and cash equivalents included in such consolidated current assets;

      over

            (b) (i) consolidated current liabilities of the Company and its Subsidiaries less, (ii) the amount of short-term Indebtedness (including current maturities of long-term Indebtedness) of the Company and its Subsidiaries included in such consolidated current liabilities.

            1.2 Other Interpretive Provisions.

            (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

            (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                  (ii) The term "including" is not limiting and means "including without limitation."

                  (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

            (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

            (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

            (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

            (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agents, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agents merely because of the Agents' or Lenders' involvement in their preparation.

      1.3 Accounting Principles.

            (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

            (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

                                   ARTICLE II

                                   THE CREDITS

      2.1 Amounts and Terms of Commitments. (a) The Term A Credit. Each Lender severally agrees, on the terms and conditions set forth herein, to make a single loan to the Company (each such loan, a "Term A Loan") on the Closing Date in an amount not to exceed such Lender's Term A Percentage of $78,095,238.10. Amounts borrowed as Term A Loans which are repaid or prepaid by the Company may not be reborrowed. The Term A Commitments shall expire concurrently with the making of the Term A Loans on the Closing Date.

            (b) The Term B Credit. Each Lender severally agrees, on the terms and conditions set forth herein, to make a single loan to the Company (each such loan, a "Term B Loan") on the Closing Date in an amount not to exceed such Lender's Term B Percentage of $42,301,587.30. Amounts borrowed as Term B Loans which are repaid or prepaid by the Company may not be reborrowed. The Term B Commitments shall expire concurrently with the making of the Term B Loans on the Closing Date.

            (c) The Term C Credit. Each Lender severally agrees, on the terms and conditions set forth herein, to make a single loan to the Company (each such loan, a "Term C Loan") on the Closing Date in an amount not to exceed such Lender's Term C Percentage of $42,301,587.30. Amounts borrowed as Term C Loans which are repaid or prepaid by the Company may not be reborrowed. The Term C Commitments shall expire concurrently with the making of the Term C Loans on the Closing Date.

            (d) The Term D Credit. Each Lender severally agrees, on the terms and conditions set forth herein, to make a single loan to the Company (each such loan, a "Term D Loan") on the Closing Date in an amount not to exceed such Lender's Term D Percentage of $42,301,587.30. Amounts borrowed as Term D Loans which are repaid or prepaid by the Company may not be reborrowed. The Term D Commitments shall expire concurrently with the making of the Term D Loans on the Closing Date.

            (e) The Revolving Credit. Each Lender severally agrees, on the terms and conditions set forth herein, to make loans to the Company (each such loan, a "Revolving Loan"), from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding such Lender's Revolving Percentage of $150,000,000; provided that, after giving effect to any Borrowing of Revolving Loans, the aggregate amount of all Revolving Loans plus the Effective Amount of all L/C Obligations shall not exceed the Revolving Commitments. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this subsection 2.1(e), prepay under Section 2.6 and reborrow under this subsection 2.1(e).

      2.2 Loan Accounts. (a) The Loans made by each Lender and the Letters of Credit Issued by the Issuing Lender shall be evidenced by one or more accounts or records maintained by such Lender or Issuing Lender, as the case may be, in the ordinary course of business. The accounts or records maintained by the Administrative Agent, the Issuing Lender and each Lender shall be rebuttable presumptive evidence of the amount of the Loans made by the Lenders to the Company and the Letters of Credit Issued for the account of the Company, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.

            (b) Upon the request of any Lender made through the Administrative Agent, the Loans made by such Lender may be evidenced by one or more Notes, instead of loan accounts. Each such Lender shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Lender is irrevocably authorized by the Company to endorse its Note(s) and each Lender's record shall be conclusive absent manifest error; provided, however, that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Lender.

      2.3 Procedure for Borrowing. (a) Each Borrowing of Revolving Loans or Term Loans shall be made upon the Company's irrevocable written notice delivered to the Administrative Agent in the form of a Notice of Borrowing, which notice must be received by the Administrative Agent (i) prior to 8:30 a.m. (San Francisco time) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans; and (ii) prior to 8:30 a.m. (San Francisco time) on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

                        (A) the amount of the Borrowing, which shall be in an
            aggregate minimum amount of $500,000 and, as to Revolving Loans, a multiple of $100,000 provided, that if the amount of any unused Commitment is less than $500,000, then the Company may borrow such amount in Base Rate Loans;

                        (B) the requested Borrowing Date, which shall be a
            Business Day;

                        (C) the Type of Loans comprising the Borrowing; and

                        (D) the duration of the Interest Period applicable to
            such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be one month.

            (b) The Administrative Agent will promptly notify each Lender of its receipt of any Notice of Borrowing and of the amount of such Lender's share of that Borrowing based upon such Lender's Revolving Percentage, Term A Percentage, Term B Percentage, Term C Percentage or Term D Percentage as the case may be.

            (c) Each Lender will make the amount of its share of each Borrowing available to the Administrative Agent for the account of the Company at the Administrative Agent's Payment Office by 11:00 a.m. (San Francisco time) on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent. The proceeds of all such Loans will then be made available to the Company by the Administrative Agent at such office by crediting the account of the Company on the books of BofA with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent or as otherwise set forth in the Notice of Borrowing.

            (d) After giving effect to any Borrowing, there may not be more than twenty different Interest Periods in effect.

      2.4 Conversion and Continuation Elections. (a) The Company may, upon irrevocable written notice to the Administrative Agent in accordance with subsection 2.4(b):

                  (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Loans, to convert any such Loans (or any part thereof in an amount not less than $500,000, or, in the case of Revolving Loans, that is in an integral multiple of $100,000 in excess thereof) into Loans of any other Type; or

                  (ii) elect as of the last day of the applicable Interest Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $500,000, or, in the case of Revolving Loans, that is in an integral multiple of $100,000 in excess thereof);

provided, that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $500,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate.

            (b) The Company shall deliver a Notice of Conversion/Continuation to be received by the Administrative Agent (i) not later than 8:30 a.m. (San Francisco time) at least three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) not later than 8:30 a.m. (San Francisco time) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

                        (A) the proposed Conversion/Continuation Date;

                        (B) the aggregate amount of Loans to be converted or
            renewed;

                        (C) the Type of Loans resulting from the proposed
            conversion or continuation; and

                        (D) other than in the case of conversions into Base Rate
            Loans, the duration of the requested Interest Period.

            (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to timely select a new Interest Period to be applicable to such Offshore Rate Loans, or if any Default or Event of Default then exists, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

            (d) The Administrative Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Administrative Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

            (e) Unless the Required Lenders otherwise agree, during the existence of a Default or Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

            (f) After giving effect to any conversion or continuation of Loans, there may not be more than twenty different Interest Periods in effect.

      2.5 Voluntary Termination or Reduction of Commitments. The Company may, upon not less than five Business Days' prior notice to the Administrative Agent, terminate the Revolving Commitments, or permanently reduce the Revolving Commitments by an aggregate minimum amount of $5,000,000 or any multiple of $100,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Revolving Loans made on the effective date thereof, (a) the Effective Amount of all Revolving Loans, and L/C Obligations together would exceed the amount of the Revolving Commitments then in effect, or (b) the Effective Amount of all L/C Obligations then outstanding would exceed the L/C Commitment. Once reduced in accordance with this Section, the Revolving Commitments may not be increased. Any reduction of the Revolving Commitments shall be applied to each Lender according to its Revolving Percentage. If and to the extent specified by the Company in the notice to the Administrative Agent, some or all of the reduction in the combined Revolving Commitments shall be applied to reduce the L/C Commitment. All accrued commitment and letter of credit fees to, but not including, the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

      2.6 Optional Prepayments. (a) Subject to Section 4.4, (i) the Company may, from time to time, upon irrevocable written notice to the Administrative Agent (which notice must be received by 8:30 a.m. (San Francisco time) on the day of prepayment in the case of Base Rate Loans and 8:30 a.m. (San Francisco time) two Business Days prior to the date of prepayment in the case of Offshore Rate Loans), ratably prepay any Borrowing of Revolving Loans in whole or in part, in an aggregate amount of $500,000 or a higher integral multiple of $100,000; and
(ii) the Company may, from time to time, upon not less than five Business Days' irrevocable notice to the Administrative Agent, prepay any Borrowing of Term Loans in whole or in part, in an aggregate amount of $1,000,000 or a higher integral multiple of $100,000.

            (b) Each notice of prepayment shall specify the date and amount of such prepayment and the Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of any such notice and of such Lender's share of such prepayment based upon such Lender's Revolving Percentage, in the case of a prepayment of Revolving Loans, Term A Percentage, in the case of a prepayment of Term A Loans, Term B Percentage in the case of a prepayment of Term B Loans, Term C Percentage in the case of prepayment of Term C Loans and Term D Percentage in the case of prepayment of Term D Loans. If any such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid and any amounts required pursuant to Section 4.4. Each prepayment of Revolving Loans shall be applied to each Lender's Revolving Loans according to such Lender's Revolving Percentage. Each prepayment of Term Loans shall be applied pro rata to the Term Loans and as to any Term Loan, shall be applied to its unpaid installments pro rata; provided that the Company may offer Lenders holding Term B Loans, Term C Loans or Term D Loans the right to waive such prepayment. If any Lender so elects, by notice to the Administrative Agent and the Company not later than three Business Days after the date such notice is given, the portion of any prepayment which would have been applied to such Lender's Term B Loans, Term C Loans or Term D Loans, as applicable, shall be applied pro rata to the remaining installments of the Term A Loans of all Lenders.

      2.7 Mandatory Prepayments of Loans; Mandatory Commitment Reductions.

            (a) If on any date the Effective Amount of L/C Obligations exceeds the L/C Commitment, the Company shall Cash Collateralize on such date the outstanding Letters of Credit in an amount equal to the excess of the maximum amount then available to be drawn under the Letters of Credit over the Aggregate L/C Commitment.

            (b) Subject to Section 4.4, if on any date after giving effect to any Cash Collateralization made on such date pursuant to the preceding sentence, the Effective Amount of all Revolving Loans then outstanding plus the Effective Amount of all L/C Obligations exceeds the Revolving Commitments, the Company shall immediately, and without notice or demand, prepay the outstanding principal amount of the Revolving Loans and L/C Advances by an amount equal to the applicable excess.

            (c) The Company (or, in the case of subsection (ii), if the Administrative Agent is holding the proceeds of insurance as additional Collateral pursuant to the terms of the Security Agreement, the Administrative Agent upon the Company's instruction) shall make a prepayment of the Loans at the following times and in the following amounts:

            (i) Within 60 days after any sale, transfer or other disposition by the Company or any Subsidiary of any asset outside the ordinary course of its business (other than sales of Receivables Program Assets to the extent the Invested Amount does not exceed $275,000,000 at any time outstanding, the sale and leaseback of the Grand Rapids, Michigan distribution center at any time prior to March 31, 1998 and sales in an amount not in excess of $10,000,000 prior to January 11, 1998 in connection with the Transportation Equipment Sale and Leaseback) and to a Person other than the Company or a Subsidiary, in an amount equal to 100% of the Net Cash Proceeds of such sale, transfer or other disposition to the extent the aggregate of such Net Cash Proceeds from any such sale, transfer or disposition exceeds $3,000,000 or from all such sales, transfers or dispositions received after the date hereof exceeds $10,000,000.

            (ii) Within 60 days after the receipt of any insurance proceeds (or other similar recoveries) by the Company or any Subsidiary or by the Administrative Agent (to the extent the Administrative Agent is holding the insurance proceeds as additional Collateral pursuant to Section 6 of the Security Agreement) from any casualty loss incurred by the Company or any Subsidiary, in an amount equal to 100% of such insurance proceeds (or other similar recoveries) net of any collection expenses; provided that no such prepayment shall be required to the extent such proceeds are or, within one year, will be used by the Company for the financing of the replacement, substitution or restoration of the assets sustaining such casualty loss.

            (iii) Concurrently with the receipt of any Net Cash Proceeds from any issuance of Indebtedness of the Company or any of its Subsidiaries (other than Permitted Indebtedness), in an amount equal to 100% of such Net Cash Proceeds.

            (iv) Concurrently with the receipt of any Net Cash Proceeds from any issuance of equity securities of the Company or any Subsidiary (including a Public Offering, but excluding the issuance of shares of common stock of the Company pursuant to any employee, officer or director stock option program, benefit plan or compensation program), in an amount equal to 50% of such Net Cash Proceeds.

            (v) Within 90 days after the end of each fiscal year, in an amount equal to 75 % (or after the aggregate principal amount of the Term Loans is less than

      $157,500,000, 50%) of Excess Cash Flow for such fiscal year (rounded to the nearest, or if there is no nearest the next highest, integral multiple of $10,000).

All prepayments of Loans pursuant to this Section 2.7 shall be applied ratably to the Term A Loans, the Term B Loans, the Term C Loans and the Term D Loans. The prepayment of any Term Loan pursuant to this Section 2.7(c) shall be applied to its installments pro rata except that any prepayment pursuant to clause (iii) shall be applied to the installments of any Term Loan in the inverse order of their maturities; provided that the Company may offer Lenders holding Term B Loans, Term C Loans or Term D Loans the right to waive such mandatory prepayment. If any such Lender so elects, by notice to the Administrative Agent and the Company not later than five Business Days after such notice is given, 50% of the portion of any prepayment which would have been applied to such Lender's Term B Loans, Term C Loans or Term D Loans shall be applied pro rata to the remaining installments of the Term A Loans of all Lenders (except that any prepayment pursuant to clause (iii) shall be applied to such installments in the inverse order of their maturities) and the remaining portion of such prepayment shall be retained by the Company. Once all of the Term Loans have been paid in full (or the Term A Loans have been paid in full and the Lenders holding Term B Loans, Term C Loans or Term D Loans have declined such prepayment), any prepayment pursuant to this Section 2.7 shall be applied to the Revolving Loans; and the Revolving Loan Commitments shall be correspondingly reduced.

      2.8 Repayment. (a) The Term A Credit. Subject to Sections 2.6 and 2.7, the Company shall repay the Term A Loans in quarterly installments on the last day of each calendar quarter, commencing on September 30, 1998 in the amount set forth opposite the following dates:

      --------------------------------------------------------------------
               Date                                Amount
      --------------------------------------------------------------------
               09/30/98                            $  813,492.06
      --------------------------------------------------------------------
               12/31/98                            $  813,492.06
      --------------------------------------------------------------------
               03/31/99                            $  813,492.06
      --------------------------------------------------------------------
               06/30/99                            $  813,492.06
      --------------------------------------------------------------------
               09/30/99                            $4,067,460.32
      --------------------------------------------------------------------
               12/31/99                            $4,067,460.32
      --------------------------------------------------------------------
               03/31/00                            $4,067,460.32
      --------------------------------------------------------------------
               06/30/00                            $4,067,460.32
      --------------------------------------------------------------------
               09/30/00                            $4,880,952.38
      --------------------------------------------------------------------
               12/31/00                            $4,880,952.38
      --------------------------------------------------------------------
               03/31/01                            $4,880,952.38
      --------------------------------------------------------------------

      --------------------------------------------------------------------
               Date                                Amount
      --------------------------------------------------------------------
               06/30/01                            $4,880,952.38
      --------------------------------------------------------------------
               09/30/01                            $4,880,952.38
      --------------------------------------------------------------------
               12/31/01                            $4,880,952.38
      --------------------------------------------------------------------
               03/31/02                            $4,880,952.38
      --------------------------------------------------------------------
               06/30/02                            $4,880,952.38
      --------------------------------------------------------------------
               09/30/02                            $4,880,952.38
      --------------------------------------------------------------------
               12/31/02                            $4,880,952.38
      --------------------------------------------------------------------
               03/31/03                            $4,880,952.38
      --------------------------------------------------------------------
               06/30/03                            $4,880,952.38
      --------------------------------------------------------------------

            (b) The Term B Credit. Subject to Sections 2.6 and 2.7, the Company shall repay the Term B Loans in quarterly installments on the last day of each calendar quarter, commencing on September 30, 1998 in the amount set forth opposite the following dates:

      --------------------------------------------------------------------
               Date                                Amount
      --------------------------------------------------------------------
               09/30/98                            $   105,753.97
      --------------------------------------------------------------------
               12/31/98                            $   105,753.97
      --------------------------------------------------------------------
               03/31/99                            $   105,753.97
      --------------------------------------------------------------------
               06/30/99                            $   105,753.97
      --------------------------------------------------------------------
               09/30/99                            $   105,753.97
      --------------------------------------------------------------------
               12/31/99                            $   105,753.97
      --------------------------------------------------------------------
               03/31/00                            $   105,753.97
      --------------------------------------------------------------------
               06/30/00                            $   105,753.97
      --------------------------------------------------------------------
               09/30/00                            $   105,753.97
      --------------------------------------------------------------------
               12/31/00                            $   105,753.97
      --------------------------------------------------------------------
               03/31/01                            $   105,753.97
      --------------------------------------------------------------------
               06/30/01                            $   105,753.97
      --------------------------------------------------------------------
               09/30/01                            $   105,753.97
      --------------------------------------------------------------------

      --------------------------------------------------------------------
               12/31/01                             $   105,753.97
      --------------------------------------------------------------------
               03/31/02                             $   105,753.97
      --------------------------------------------------------------------
               06/30/02                             $   105,753.97
      --------------------------------------------------------------------
               09/30/02                             $   105,753.97
      --------------------------------------------------------------------
               12/31/02                             $   105,753.97
      --------------------------------------------------------------------
               03/31/03                             $   105,753.97
      --------------------------------------------------------------------
               06/30/03                             $   105,753.97
      --------------------------------------------------------------------
               09/30/03                             $10,046,626.98
      --------------------------------------------------------------------
               12/31/03                             $10,046,626.98
      --------------------------------------------------------------------
               03/31/04                             $10,046,626.98
      --------------------------------------------------------------------
               06/30/04                             $10,046,626.98
      --------------------------------------------------------------------

            (c) The Term C Credit. Subject to Sections 2.6 and 2.7, the Company shall repay the Term C Loans in quarterly installments on the last day of each calendar quarter commencing September 30, 1998 in the amount set forth opposite the following dates;

      --------------------------------------------------------------------
               Date                                Amount
      --------------------------------------------------------------------
               09/30/98                            $   105,753.97
      --------------------------------------------------------------------
               12/31/98                            $   105,753.97
      --------------------------------------------------------------------
               03/31/99                            $   105,753.97
      --------------------------------------------------------------------
               06/30/99                            $   105,753.97
      --------------------------------------------------------------------
               09/30/99                            $   105,753.97
      --------------------------------------------------------------------
               12/31/99                            $   105,753.97
      --------------------------------------------------------------------
               03/31/00                            $   105,753.97
      --------------------------------------------------------------------
               06/30/00                            $   105,753.97
      --------------------------------------------------------------------
               09/30/00                            $   105,753.97
      --------------------------------------------------------------------
               12/31/00                            $   105,753.97
      --------------------------------------------------------------------
               03/31/01                            $   105,753.97
      --------------------------------------------------------------------
               06/30/01                            $   105,753.97
      --------------------------------------------------------------------

      --------------------------------------------------------------------
               Date                                Amount
      --------------------------------------------------------------------
               09/30/01                            $   105,753.97
      --------------------------------------------------------------------
               12/31/01                            $   105,753.97
      --------------------------------------------------------------------
               03/31/02                            $   105,753.97
      --------------------------------------------------------------------
               06/30/02                            $   105,753.97
      --------------------------------------------------------------------
               09/30/02                            $   105,753.97
      --------------------------------------------------------------------
               12/31/02                            $   105,753.97
      --------------------------------------------------------------------
               03/31/03                            $   105,753.97
      --------------------------------------------------------------------
               06/30/03                            $   105,753.97
      --------------------------------------------------------------------
               09/30/03                            $   105,753.97
      --------------------------------------------------------------------
               12/31/03                            $   105,753.97
      --------------------------------------------------------------------
               03/31/04                            $   105,753.97
      --------------------------------------------------------------------
               06/30/04                            $   105,753.97
      --------------------------------------------------------------------
               09/30/04                            $ 9,940,873.02
      --------------------------------------------------------------------
               12/31/04                            $ 9,940,873.02
      --------------------------------------------------------------------
               03/31/05                            $ 9,940,873.02
      --------------------------------------------------------------------
               06/30/05                            $ 9,940,873.02
      --------------------------------------------------------------------

            (d) The Term D Credit. Subject to Sections 2.6 and 2.7, the Company shall repay the Term D Loans in quarterly installments on the last day of each calendar quarter, commencing on September 30, 1998 in the amount set forth opposite the following dates;

      --------------------------------------------------------------------
               Date                                Amount
      --------------------------------------------------------------------
               09/30/98                            $   105,753.97
      --------------------------------------------------------------------
               12/31/98                            $   105,753.97
      --------------------------------------------------------------------
               03/31/99                            $   105,753.97
      --------------------------------------------------------------------
               06/30/99                            $   105,753.97
      --------------------------------------------------------------------
               09/30/99                            $   105,753.97
      --------------------------------------------------------------------
               12/31/99                            $   105,753.97
      --------------------------------------------------------------------

      --------------------------------------------------------------------
               Date                                Amount
      --------------------------------------------------------------------
               03/31/00                            $   105,753.97
      --------------------------------------------------------------------
               06/30/00                            $   105,753.97
      --------------------------------------------------------------------
               09/30/00                            $   105,753.97
      --------------------------------------------------------------------
               12/31/00                            $   105,753.97
      --------------------------------------------------------------------
               03/31/01                            $   105,753.97
      --------------------------------------------------------------------
               06/30/01                            $   105,753.97
      --------------------------------------------------------------------
               09/30/01                            $   105,753.97
      --------------------------------------------------------------------
               12/31/01                            $   105,753.97
      --------------------------------------------------------------------
               03/31/02                            $   105,753.97
      --------------------------------------------------------------------
               06/30/02                            $   105,753.97
      --------------------------------------------------------------------
               09/30/02                            $   105,753.97
      --------------------------------------------------------------------
               12/31/02                            $   105,753.97
      --------------------------------------------------------------------
               03/31/03                            $   105,753.97
      --------------------------------------------------------------------
               06/30/03                            $   105,753.97
      --------------------------------------------------------------------
               09/30/03                            $   105,753.97
      --------------------------------------------------------------------
               12/31/03                            $   105,753.97
      --------------------------------------------------------------------
               03/31/04                            $   105,753.97
      --------------------------------------------------------------------
               06/30/04                            $   105,753.97
      --------------------------------------------------------------------
               09/30/04                            $   105,753.97
      --------------------------------------------------------------------
               12/31/04                            $   105,753.97
      --------------------------------------------------------------------
               03/31/05                            $   105,753.97
      --------------------------------------------------------------------
               06/30/05                            $   105,753.97
      --------------------------------------------------------------------
               09/30/05                            $ 9,835,119.05
      --------------------------------------------------------------------
               12/31/05                            $ 9,835,119.05
      --------------------------------------------------------------------
               03/31/06                            $ 9,835,119.05
      --------------------------------------------------------------------
               06/30/06                            $ 9,835,119.05
      --------------------------------------------------------------------

            (e) The Revolving Credit. The Company shall pay to the Administrative Agent, for the account of the Lenders, on the Revolving Termination Date the aggregate principal amount of all Revolving Loans outstanding on such date.

      2.9 Interest. (a) Each Revolving Loan and Term Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to other Types of Loans under Section 2.4), plus the Applicable Offshore Rate Margin or Applicable Base Rate Margin, as the case may be.

            (b) Interest on each Revolving Loan and Term Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under Section 2.6 or 2.7 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Required Lenders.

            (c) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans, at a rate per annum which is determined by adding 2% per annum to the Applicable Base Rate Margin or Applicable Offshore Rate Margin then in effect for such Loans; provided, however, that, on and after the expiration of any Interest Period applicable to any Offshore Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus the Applicable Base Rate Margin then in effect plus 2%.

            (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event the Company shall pay such Lender interest at the highest rate permitted by applicable law.

      2.10 Fees. In addition to certain fees described in Section 3.8:

            (a) Arrangement, Agency Fees. The Company shall pay to the Agents for each Agent's own account and the Arranger's own account, the fees as required by the letter agreement ("Fee Letter") between the Company and the Arranger and Agents dated June 11, 1997, as amended.

            (b) Commitment Fees. The Company shall pay to the Administrative Agent for the account of each Lender a commitment fee equal to the applicable Commitment Fee Rate times the average daily unused portion of such Lender's Revolving Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter. For purposes of calculating utilization under this subsection, the Commitments shall be deemed used to the extent of the Effective Amount of Revolving Loans then outstanding, plus the Effective Amount of L/C Obligations then outstanding. Such commitment fee shall accrue from the Closing Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each fiscal quarter commencing on the first such date after the date hereof through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided that, in connection with any reduction or termination of Commitments under Section 2.5 or
Section 2.7, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article VI are not met.

      2.11 Computation of Fees and Interest. (a) All computations of interest for Base Rate Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

            (b) Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Company and the Lenders in the absence of manifest error.

      2.12 Payments by the Company. (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 11:00 a.m. (San Francisco time) on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Revolving Percentage of any portion of such payment related to the Revolving Loans, its Term A Percentage of any portion of such payment relating to the Term Loans, its Term B Percentage of any portion of such payment relating to the Term B Loans, its Term C Percentage of any portion of such payment relating to the Term C Loan and its Term D Percentage of any portion of such payment relating to the Term D Loan. Any payment received by the Administrative Agent later than 2:00 p.m. (San Francisco time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

            (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

            (c) Unless the Administrative Agent receives notice from the Company prior to the date on which any payment is due to the Lenders that the Company will not make such payment in full as and when required, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Company has not made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

      2.13 Payments by the Lenders to the Administrative Agent. (a) Unless the Administrative Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Administrative Agent for the account of the Company the amount of that Lender's Revolving Percentage, Term A Percentage, Term B Percentage, Term C Percentage or Term D Percentage as applicable, the Administrative Agent may assume that each Lender has made such amount available to the Administrative Agent in immediately available funds on the Borrowing Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Company such amount, that Lender shall on the Business Day following such Borrowing Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Administrative Agent submitted to any Lender with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify the Company of such failure to fund and, upon demand by the Administrative Agent, the Company shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

            (b) The failure of any Lender to make any Loan on any Borrowing Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Borrowing Date.

      2.14 Sharing of Payments, etc. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share of such payment (determined in accordance with the provisions of this Agreement), such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Company agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 12.10 hereof) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments.

                                   ARTICLE III

                              THE LETTERS OF CREDIT

      3.1 The Letter of Credit Subfacility. (a) On the terms and conditions set forth herein (i) the Issuing Lender agrees, (A) from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date to issue Letters of Credit for the account of the Company, and to amend or renew Letters of Credit previously issued by it, in accordance with subsections 3.2(c) and 3.2(d), and (B) to honor drafts under the Letters of Credit; and (ii) the Lenders severally agree to participate in Letters of Credit Issued for the account of the Company; provided, that the Issuing Lender shall not be obligated to Issue, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date") (1) the Effective Amount of all L/C Obligations plus the Effective Amount of all Revolving Loans exceeds the combined Revolving Commitments, (2) the participation of any Lender in the Effective Amount of all L/C Obligations plus the Effective Amount of the Revolving Loans of such Lender exceeds such Lender's Revolving Commitment, or (3) the Effective Amount of L/C Obligations exceeds the L/C Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

            (b) The Issuing Lender is under no obligation to Issue any Letter of Credit if:

                  (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from

      Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it;

                  (ii) the Issuing Lender has received written notice from any Lender, the Administrative Agent or the Company, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article VI is not then satisfied;

                  (iii) the expiry date of any requested Letter of Credit is (A) more than 365 days after the date of Issuance, unless the Required Lenders have approved such expiry date in writing, or (B) after the Revolving Termination Date, unless all of the Lenders have approved such expiry date in writing;

                  (iv) the expiry date of any requested Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit;

                  (v) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Lender, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Lender;

                  (vi) any standby Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person, except the Letter of Credit dated January 25, 1996 for the benefit of Provident Bank in the amount of $516,750;

                  (vii) such Letter of Credit is in a face amount less than $25,000 or denominated in a currency other than Dollars; or

                  (viii) it is not a standby letter of credit.

      3.2 Issuance, Amendment and Renewal of Letters of Credit. (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Company received by the Issuing Lender (with a copy sent by the Company to the Administrative Agent) at least four days (or such shorter time as the Issuing Lender may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing Lender: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder;
(vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Lender may require.

            (b) At least two Business Days prior to the Issuance of any Letter of Credit, the Issuing Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of the L/C Application or L/C Amendment Application from the Company and, if not, the Issuing Lender will provide the Administrative Agent with a copy thereof. Unless the Issuing Lender has received notice on or before the Business Day immediately preceding the date the Issuing Lender is to issue a requested Letter of Credit from the Administrative Agent (A) directing the Issuing Lender not to issue such Letter of Credit because such issuance is not then permitted under subsection 3.1(a) as a result of the limitations set forth in clauses (1) through (3) thereof or subsection 3.1(b)(ii); or (B) that one or more conditions specified in Article VI are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Lender shall, on the requested date, issue a Letter of Credit for the account of the Company in accordance with the Issuing Lender's usual and customary business practices.

            (c) From time to time while a Letter of Credit is outstanding and prior to the Revolving Termination Date, the Issuing Lender will, upon the written request of the Company received by the Issuing Lender (with a copy sent by the Company to the Administrative Agent) at least five days (or such shorter time as the Issuing Lender may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing Lender: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Lender may require. The Issuing Lender shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Lender would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit. No Lender shall be obligated to participate in any amended Letter of Credit if such Lender would have no obligation at such time to participate in such Letter of Credit in its amended form under the terms of this Agreement if such Letter of Credit were newly issued pursuant to Section 3.1. The Administrative Agent will promptly notify the Lenders of the receipt by it of any L/C Application or L/C Amendment Application.

            (d) The Issuing Lender and the Lenders agree that, while a Letter of Credit is outstanding and prior to the Revolving Termination Date, at the option of the Company and upon the written request of the Company received by the Issuing Lender (with a copy sent by the Company to the Administrative Agent) at least five days (or such shorter time as the Issuing Lender may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Lender shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a

Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing Lender: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Issuing Lender may require. The Issuing Lender shall be under no obligation so to renew any Letter of Credit if: (A) the Issuing Lender would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. No Lender shall be obligated to participate in any renewal of any Letter of Credit if such Lender would have no obligation at such time to participate in such Letter of Credit in its renewed form under the terms of this Agreement if such Letter of Credit were newly issued pursuant to Section 3.1. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Lender that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Lender would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection 3.2(d) upon the request of the Company but the Issuing Lender shall not have received any L/C Amendment Application from the Company with respect to such renewal or other written direction by the Company with respect thereto, the Issuing Lender shall nonetheless be permitted to allow such Letter of Credit to renew, and the Company and the Lenders hereby authorize such renewal, and, accordingly, the Issuing Lender shall be deemed to have received an L/C Amendment Application from the Company requesting such renewal.

            (e) The Issuing Lender may, at its election (or as required by the Administrative Agent at the direction of the Required Lenders), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Revolving Termination Date.

            (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

            (g) The Issuing Lender will also deliver to the Administrative Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

      3.3 Existing Letters of Credit; Risk Participations, Drawings and Reimbursements. (a) On and after the Closing Date, the Existing Letters of Credit shall be deemed for all purposes, including for purposes of the fees to be collected pursuant to subsections 3.8(a) and 3.8(c), and reimbursement of costs and expenses to the extent provided herein, Letters of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other Loan Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement. Each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender on the Closing

Date a participation in each such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) such Lender's Revolving Percentage times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of subsection 2.1(e) and subsection 2.10(b), the Existing Letters of Credit shall be deemed to utilize pro rata the Commitment of each Lender.

            (b) Immediately upon the Issuance of each Letter of Credit in addition to those described in subsection 3.3(a), each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Revolving Percentage of such Lender, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of subsection 2.1(e), each Issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Lender by an amount equal to the amount of such participation.

            (c) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Company. The Company shall reimburse the Issuing Lender prior to 10:00 a.m. (San Francisco time), on each date that any amount is paid by the Issuing Lender under any Letter of Credit (each such date, an "Honor Date"), in an amount equal to the amount so paid by the Issuing Lender. In the event the Company fails to reimburse the Issuing Lender for the full amount of any drawing under any Letter of Credit by 10:00 a.m. (San Francisco time) on the Honor Date, the Issuing Lender will promptly notify the Administrative Agent and the Administrative Agent will promptly notify each Lender thereof, and the Company shall be deemed to have requested that Revolving Loans consisting of Base Rate Loans be made by the Lenders to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Commitment and subject to the conditions set forth in Section 6.3. Any notice given by the Issuing Lender or the Agent pursuant to this subsection 3.3(c) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

            (d) Each Lender shall upon any notice pursuant to subsection 3.3(e) make available to the Administrative Agent for the account of the Issuing Lender an amount in Dollars and in immediately available funds equal to its Revolving Percentage of the amount of the drawing, whereupon the participating Lenders shall (subject to subsection 3.3(e)) each be deemed to have made a Revolving Loan consisting of a Base Rate Loan to the Company in that amount. If any Lender so notified fails to make available to the Administrative Agent for the account of the Issuing Lender the amount of such Lender's Revolving Percentage of the amount of the drawing by no later than 12:00 noon (San Francisco time) on the Honor Date, then interest shall accrue on such Lender's obligation to make such payment, from the Honor Date to the date such Lender makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Administrative Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Administrative Agent to give any such notice on the Honor Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligations under this Section 3.3.

            (e) With respect to any unreimbursed drawing that is not converted into Revolving Loans consisting of Base Rate Loans to the Company in whole or in part, because of the Company's failure to satisfy the conditions set forth in
Section 6.3 or for any other reason, the Company shall be deemed to have incurred from the Issuing Lender an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Base Rate Margin plus 2% per annum, and each Lender's payment to the Issuing Lender pursuant to subsection 3.3(d) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this
Section 3.3.

            (f) Each Lender's obligation in accordance with this Agreement to make the Revolving Loans or L/C Advances, as contemplated by this Section 3.3, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Lender and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Revolving Loans under this Section 3.3 is subject to the conditions set forth in Section 6.3.

      3.4 Repayment of Participations. (a) Upon (and only upon) receipt by the Agent for the account of the Issuing Lender of immediately available funds from the Company (i) in reimbursement of any payment made by the Issuing Lender under the Letter of Credit with respect to which any Lender has paid the Administrative Agent for the account of the Issuing Lender for such Lender's participation in the Letter of Credit pursuant to Section 3.3 or (ii) in payment of interest thereon, the Administrative Agent will pay to each Lender, in the same funds as those received by the Administrative Agent for the account of the Issuing Lender, the amount of such Lender's Revolving Percentage of such funds, and the Issuing Lender shall receive the amount of the Revolving Percentage of such funds of any Lender that did not so pay the Agent for the account of the Issuing Lender.

            (b) If the Administrative Agent or the Issuing Lender is required at any time to return to the Company, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Company to the Administrative Agent for the account of the Issuing Lender pursuant to subsection 3.4(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Agent or the Issuing Lender the amount of its Revolving Percentage of any amounts so returned by the Administrative Agent or the Issuing Lender plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent or the Issuing Lender, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

      3.5 Role of the Issuing Lender. (a) Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

            (b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Lender shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders (including the Required Lenders, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

            (c) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Lender, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.6; provided, however, anything in such clauses to the contrary notwithstanding, that the Company may have a claim against the Issuing Lender, and the Issuing Lender may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Issuing Lender's willful misconduct or gross negligence or the Issuing Lender's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

      3.6 Obligations Absolute. The obligations of the Company under this Agreement and any L/C-Related Document to reimburse the Issuing Lender for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

                  (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

                  (iii) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

                  (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

                  (v) any payment by the Issuing Lender under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Lender under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

                  (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or

                  (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

      3.7 Cash Collateral Pledge. Upon (i) the request of the Agent, (A) if the Issuing Lender has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (B) if, as of the Revolving Termination Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or (ii) the occurrence of the circumstances described in subsection 2.7(a) requiring the Company to Cash Collateralize Letters of Credit, then, the Company shall immediately Cash Collateralize the Obligations in an amount equal to the L/C Obligations.

      3.8 Letter of Credit Fees. (a) The Company shall pay to the Administrative Agent for the account of each of the Lenders a letter of credit fee with respect to the Letters of Credit equal to L/C Fee Rate of the average daily maximum amount available to be drawn of the outstanding Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter as calculated by the Administrative Agent. Such letter of credit fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Revolving Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Revolving Termination Date (or such later expiration date).

            (b) The Company shall pay to the Issuing Lender a letter of credit fronting fee for each Letter of Credit Issued after the Closing Date by the Issuing Lender equal to the rate set forth in the Fee Letter on the face amount (or increased face amount, as the case may be) of such Letter of Credit. Such Letter of Credit fronting fee shall be due and payable on each date of Issuance of a Letter of Credit.

            (c) The Company shall pay to the Issuing Lender from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Lender relating to letters of credit as from time to time in effect.

      3.9 Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce ("UCP") most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.

                                   ARTICLE IV

                     TAXES, YIELD PROTECTION AND ILLEGALITY

      4.1 Taxes. (a) Any and all payments by the Company to each Lender or the Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

            (b) The Company agrees to indemnify and hold harmless each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender or the Administrative Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Lender or the Administrative Agent makes written demand therefor.

            (c) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, then:

                  (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                  (ii) the Company shall make such deductions and withholdings;

                  (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                  (iv) the Company shall also pay to each Lender or the Administrative Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes or Other Taxes had not been imposed.

The Company shall not, however, be required to pay any amounts pursuant to clause (i) of the preceding sentence to any Lender or the Issuing Lender, as the case may be, organized under the laws of a jurisdiction outside of the United States, unless such Lender or the Issuing Lender, as the case may be, has provided to the Company, within sixty (60) days after the receipt by such Lender or the Issuing Lender of a written request therefor, either (x) a facially complete Internal Revenue Service Form 4224, Form 1001 or Form W-8 or other applicable form, certificate or document prescribed by the Internal Revenue Service of the United States certifying as to such Lender's or the Issuing Lender's entitlement to an exemption from, or reduction of, United States withholding tax on payments to be made hereunder or under any other Loan Document or in respect of any Letter of Credit or tax on payments to made hereunder or thereunder or (y) a letter stating that such Lender or the Issuing Lender is unable lawfully to provide a properly completed and executed Form 4224 or Form 1001.

            (d) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

            (e) If the Company is required to pay additional amounts to any Lender or the Administrative Agent pursuant to subsection (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

     4.2 Illegality. (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Lender to the Company through the Administrative Agent, any obligation of that Lender to make Offshore Rate Loans shall be suspended until the Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist.

            (b) If a Lender determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Administrative Agent), prepay in full such Offshore Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 4.4, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

            (c) If the obligation of any Lender to make or maintain Offshore Rate Loans has been so terminated or suspended, the Company may elect, by giving notice to the Lender through the Administrative Agent that all Loans which would otherwise be made by the Lender as Offshore Rate Loans shall be instead Base Rate Loans.

            (d) Before giving any notice to the Administrative Agent under this Section, the affected Lender shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Lender, be illegal or otherwise disadvantageous to the Lender.

      4.3 Increased Costs and Reduction of Return. (a) If any Lender determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Offshore Rate Loan or participating in Letters of Credit, or, in the case of the Issuing Lender, any increase in the cost to the Issuing Lender of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

            (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender (or its Lending Office) or any corporation controlling the Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Company through the Administrative Agent, the Company shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender (or such corporation) for such increase.

      4.4 Funding Losses. The Company shall reimburse each Lender and hold each Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

            (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

            (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

            (c) the failure of the Company to make any prepayment in accordance with any notice delivered under Section 2.6;

            (d) the prepayment (including pursuant to Section 2.7) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

            (e) the automatic conversion under Section 2.4 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Lenders under this Section and under subsection 4.3(a), each Offshore Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

      4.5 Inability to Determine Rates. If the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate applicable pursuant to subsection 2.9(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, the obligation of the Lenders to make or maintain Offshore Rate Loans, hereunder shall be suspended until the Administrative Agent revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

      4.6 Substitution of Affected Lender. At any time any Lender is an Affected Lender, the Company may replace such Affected Lender as a party to this Agreement with one or more other bank(s) or financial institution(s) satisfactory to the Agent (and upon notice from the Company such Affected Lender shall assign pursuant to an Assignment and Acceptance Agreement, and without recourse or warranty, its Commitments, if any, its Loans, its Note, its participation in Letters of Credit, if any, and all of its other rights and obligations hereunder to such replacement bank(s) or other financial institution(s) for a purchase price equal to the sum of the principal amount of the Loans so assigned, all accrued and unpaid interest thereon, its ratable share of all accrued and unpaid non-use fees and Letter of Credit fees, any amounts payable under Section 4.4 as a result of such Lender receiving payment of any Eurodollar Loan prior to the end of an Interest Period therefor and all other obligations owed to such Affected Lender hereunder).

      4.7 Certificates of Lenders. Any Lender claiming reimbursement or compensation under this Article IV shall deliver to the Company (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

      4.8 Survival. The agreements and obligations of the Company in this
Article IV shall survive the payment of all other Obligations.

                                    ARTICLE V

                             COLLATERAL AND GUARANTY

      5.1 Collateral--Personal Property. The Obligations shall be secured by a first lien and security interest, subject only to Permitted Liens, in all personal property of the Company and the Guarantors (other than NEHC) to the Security Agreement, covering the Company's and such Guarantor's presently existing and after-acquired Inventory, Accounts Receivable, General Intangibles, Equipment, and the other collateral more particularly described therein and in all stock owned by the Company and its Subsidiaries pursuant to the Pledge Agreement and the Subsidiary Pledge Agreement; provided, however, that (i) the Company will pledge not more than 65% of the stock owned in foreign Subsidiaries and (ii) the Obligations shall not be secured by Receivables Program Assets transferred to a Receivables Subsidiary with respect to a Qualified Receivables Transaction.

      5.2 Mortgages. The Obligations shall be secured by a first lien and security interest, subject to Permitted Liens, in all owned real property of the Company and its Subsidiaries (except foreign Subsidiaries) pursuant to the Mortgages.

      5.3 Guaranty. The Obligations shall be guaranteed by the Guarantors pursuant to the Guaranty and the NEHC Guaranty. The Company shall cause each Subsidiary hereafter acquired (other than a foreign Subsidiary) to become a Guarantor and to become a party to the Security Agreement and, if it owns stock, the Subsidiary Pledge Agreement.

      5.4 Company Stock. The Obligations shall be secured by a first lien and security interest in the stock of the Company pursuant to the NEHC Pledge Agreement.

      5.5 Intercreditor Agreement. The Lenders and other parties hereto hereby authorize and direct the Administrative Agent to enter into the Intercreditor Agreement. All of the parties to this Agreement hereby agree to be bound by the Intercreditor Agreement as if they were parties thereto. No Lender or other party hereto shall assign any of its rights or obligations under this Agreement to any other Person unless such other Person shall have agreed in writing to be bound by the terms of the Intercreditor Agreement as if such Person were a party thereto.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

      6.1 Conditions of Restatement. The amendment and restatement of the Existing Credit Agreement and the obligation of each Lender to make its initial Credit Extension hereunder is subject to the condition that the Administrative Agent shall have received on or before the date of the initial Credit Extension all of the following, in form and substance satisfactory to the Administrative Agent and each Lender, and in sufficient copies for each Lender:

            (a) Credit Agreement and Notes. This Agreement and the Notes executed by each party thereto;

            (b) Resolutions: Incumbency.

                 (i) Copies of the resolutions of the board of directors of the Company and each Subsidiary that may become party to a Loan Document authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Person; and

                 (ii) A certificate of the Secretary or Assistant Secretary of the Company, and each Subsidiary that may become party to a Loan Document certifying the names and true signatures of the officers of the Company or such Subsidiary authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

            (c) Organization Documents. Each of the articles or certificate of incorporation and the bylaws of the Company and each Subsidiary party to any Loan Document as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company or such Subsidiary as of the Closing Date.

            (d) Legal Opinions.

                 (i) Opinions of Wachtell, Lipton, Rosen & Katz and Cassem, Tierney, Adams, Gotch and Douglas, counsel to the Company and its Subsidiaries and addressed to the Agents and the Lenders, substantially in the form of Exhibits E and F;

                 (ii) To the extent required by the Administrative Agent, opinions of local counsel to the Company and its Subsidiaries with respect to the Mortgages in form satisfactory to the Administrative Agent.

            (e) Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

                 (i) the representations and warranties contained in Article VII are true and correct on and as of such date, as though made on and as of such date;

                 (ii) no Default or Event of Default exists or would result from the Credit Extension; and

                 (iii) there has occurred since the date of the applicable fiscal year end financial statement referred to in Section 7.11 no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.

            (f) Collateral Documents. The Collateral Documents (excluding Mortgages of leased property), executed by the Company or the applicable Guarantor, in appropriate form for recording, where necessary, together with:

                 (i) copies of all UCC-1 and UCC-3 statements filed, registered or recorded to perfect the security interests of the Administrative Agent for the benefit of the Lenders, together with other evidence satisfactory to the Administrative Agent that there has been filed, registered or recorded all financing statements and other filings, registrations and recordings necessary and advisable to perfect the Liens of the Administrative Agent for the benefit of the Lenders in accordance with applicable law;

                 (ii) written advice relating to such Liens and judgment searches as the Administrative Agent shall have requested, and such termination statements or other documents as may be necessary to confirm that the Collateral is subject to no other Liens in favor of any Persons (other than Permitted Liens);

                 (iii) all certificates and instruments representing the pledged Collateral, together with stock transfer powers executed in blank with signatures guaranteed as the Administrative Agent or the Lenders may specify;

                 (iv) evidence that all other actions necessary or, in the opinion of the Administrative Agent or the Lenders, desirable to perfect and protect the first priority security interest created by the Collateral Documents have been taken;

                 (v) funds sufficient to pay any filing or recording tax or fee in connection with any and all UCC-1 and UCC-3 financing statements and the Mortgages;

                 (vi) with respect to the owned Mortgaged Property, an A.L.T.A. 1992 (or other form acceptable to the Administrative Agent and the Lenders) mortgagee policy of title insurance or a binder issued by a title insurance company satisfactory to the Administrative Agent and the Lenders insuring (or undertaking to insure, in the case of a binder) that the Mortgage creates and constitutes a valid first Lien against the Mortgaged Property in favor of the Administrative Agent, subject only to exceptions acceptable to the Administrative Agent and the Lenders, such endorsements and affirmative insurance as the Administrative Agent or any Lender may reasonably request together with copies of all title exception documents;

                 (vii) evidence that the Administrative Agent has been named as loss payee under all policies of casualty insurance, and as additional insured under all policies of liability insurance, required by the Mortgage;

                 (viii) current ALTA surveys and surveyor's certification as to all owned real property in respect of which there is delivered a Mortgage, or as may be reasonably required by the Administrative Agent, each in form and substance satisfactory to the Administrative and the Lenders;

                 (ix) proof of payment of all title insurance premiums, documentary stamp or intangible taxes, recording fees and mortgage taxes payable in connection with the recording of any Mortgage or the issuance of the title insurance policies (whether due on the Closing Date or in the future) including sums due in connection with any future advances;

                 (x) evidence that all other actions necessary or, in the opinion of the Administrative Agent or the Lenders, desirable to perfect and protect the first priority Lien created by the Collateral Documents, and to enhance the Administrative Agent's ability to preserve and protect its interests in and access to the Collateral, have been taken;

            (g) Insurance Policies. Standard lenders' payable endorsements with respect to the insurance policies or other instruments or documents evidencing insurance coverage on the properties of the Company in accordance with Section 8.6;

            (h) Environmental Review. Copies of all pertinent environmental due diligence of Pilko & Associates; and

            (i) Other Documents. Such other approvals, opinions, documents or materials as the Administrative Agent or any Lender may reasonably request.


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

      6.2 Other Conditions to Effectiveness of Restatement. The amendment and restatement of the Existing Credit Agreement shall be subject, in addition to the conditions set forth in Section 6.1, to the following conditions:

            (a) PFS Acquisition. The PFS Acquisition shall have occurred pursuant to the terms of the PFS Acquisition Agreement without material amendment or waiver and NEHC shall have assigned its rights under the PFS Acquisition Agreement to the Company.

            (b) Equity Contribution. At least $130,000,000 in proceeds shall be contributed to the Company pursuant to a common equity contribution.

            (c) Subordinated Debt. The Company shall have available to it not less than $350,000,000 or more than $500,000,000 less underwriting spreads and other associated fees in proceeds from the Bridge Loan on terms and conditions satisfactory to the Administrative Agent or the Senior Subordinated Notes, substantially on the terms described in the Preliminary Offering Memorandum dated June 23, 1997.

            (d) Accounts Receivables Securitization. Concurrently with the initial Loan, the Company shall have received not less than $200,000,000 in proceeds from the Receivables Bridge Facility or another Qualified Receivables Transaction.

            (e) Post. The stock of Post shall have been contributed to AmeriServ Food Company.

            (f) Existing Preferred Stock. The existing preferred stock of the Company shall have been converted to common stock.

            (g) Indebtedness. All indebtedness for borrowed money (other than capitalized leases and industrial revenue bonds not in excess of $350,000) of the Company, PFS and the Subsidiaries of the Company shall have been paid in full and all related Liens shall have been released.

            (h) Governmental Approvals. All governmental, shareholder and third party consents, including Hart-Scott-Rodino clearance, and approvals necessary in connection with the PFS Acquisition and the Post Contribution, the financings and equity issuances contemplated hereby and the continued operations of the business of the Company and its Subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions upon the PFS Acquisition, the Post Contribution or the financing thereof, in each case except for such governmental and third party approvals which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect.

            (i) Certificate. Company shall have delivered a Certificate of its Chief Financial Officer to the effect that all the conditions set forth in Sections 6.2(a) - (h) above shall have been accomplished.


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

            (j) Purchase by Lenders. The Lenders shall have purchased and sold appropriate amounts of the outstanding Loans under the Existing Credit Agreement, to cause each Lender to hold its Term A Percentage, Term B Percentage, Term C Percentage, Term D Percentage and Revolving Percentage of the appropriate Loans, after giving effect to this amendment and restatement. Each Lender, which shall have its Total Percentage reduced to zero, shall have no further obligations under the Existing Credit Agreement or this Agreement. If any Lender shall suffer a loss as a result of the effectiveness of such purchase or sale being during an Interest Period, the Company shall reimburse such Lender the amount of such loss. Each such Lender shall furnish the Company with a certificate setting forth the basis for determining the amount to be paid to it under this Section.

            (k) Revolving Loans. After giving effect to the PFS Acquisition, no Revolving Loans will be outstanding.

      6.3 Conditions to All Credit Extensions. The obligation of each Lender to make any Revolving Loan to be made by it (including its initial Revolving Loan) or to continue or convert any Revolving Loan under Section 2.4 and the obligation of the Issuing Lender to Issue any Letter of Credit (including the initial Letter of Credit) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date, Conversion/Continuation Date or Issuance Date:

            (a) Notice, Application. The Administrative Agent shall have received (with, in the case of the initial Revolving Loan only, a copy for each Lender) a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable, or in the case of any Issuance of any Letter of Credit, the Issuing Lender and the Administrative Agent shall have received an L/C Application or L/C Amendment Application, as required under Section 3.2;

            (b) Continuation of Representations and Warranties. The representations and warranties in Article VII shall be true and correct on and as of such Borrowing Date or Conversion/Continuation Date with the same effect as if made on and as of such Borrowing Date or Conversion/Continuation Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

            (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing or continuation or conversion.

Each Notice of Borrowing, L/C Application or L/C Amendment Application submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date, or Issuance Date, as applicable, that the conditions in this Section 6.3 are satisfied.


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

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

      The Company represents and warrants to each Agent and each Lender that:

      7.1 Corporate Existence and Power. The Company and each of its
Subsidiaries:

            (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

            (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

            (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

            (d) is in compliance with all Requirements of Law; except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

      7.2 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company and its Subsidiaries of this Agreement and each other Loan Document to which such Person is party, have been duly authorized by all necessary corporate action, and do not and will not:

            (a) contravene the terms of any of that Person's Organization Documents;

            (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

            (c) violate any Requirement of Law.

      7.3 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any of its Subsidiaries of this Agreement or any other Loan Document.

      7.4 Binding Effect. This Agreement and each other Loan Document to which the Company or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of the Company and any of its Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms, except as


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

enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

      7.5 Litigation. Except as specifically disclosed in Schedule 7.5, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which:

            (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

            (b) would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

      7.6 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 10.1(e).

      7.7 ERISA Compliance. Except as specifically disclosed in Schedule 7.7:

            (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

            (b) There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

            (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of

ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) or ERISA.

      7.8 Use of Proceeds: Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 8.12 and
Section 9.7. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

      7.9 Title to Properties. The Company and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

      7.10 Taxes. The Company and its Subsidiaries have filed all federal and other material tax returns and reports required to be filed, and have paid all federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

      7.11 Financial Condition. (a) (i) The audited consolidated financial statements of the Company and its Subsidiaries dated December 28, 1996, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date and (ii) the unaudited consolidated financial statements of the Company and its Subsidiaries dated March 29, 1997, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date:

                 (A) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject in the case of the March 29, 1997 statements to ordinary, good faith year end audit adjustments;

                 (B) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                 (C) except as specifically disclosed in Schedule 7.11, show all material indebtedness and other liabilities, direct or contingent, of the Company and its


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

     consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

            (b) (i) The audited financial statements of Post dated December 28, 1996, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date and
(ii) the unaudited financial statements of Post dated March 29, 1997, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date:

                 (A) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject in the case of the March 29, 1997 statements to ordinary, good faith year end audit adjustments;

                 (B) fairly present the financial condition of Post as of the date thereof and results of operations for the period covered thereby; and

                 (C) except as specifically disclosed in Schedule 7.11, show all material indebtedness and other liabilities, direct or contingent, of Post as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

           (c) The audited consolidated financial statements of PFS dated December 28, 1994, December 27, 1995, and December 25, 1996, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal years ended on those dates:

                 (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

                 (ii) fairly present the financial condition of PFS as of the date thereof and results of operations for the period covered thereby; and

                 (iii) except as specifically disclosed in Schedule 7.11, show all material indebtedness and other liabilities, direct or contingent, of PFS as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

           (d) The pro forma consolidated closing balance sheet of the Company and its Subsidiaries dated as of March 29, 1997:

                 (i) after giving effect to the PFS Acquisition, the Post Contribution, the repayment of indebtedness described in Section 6.2(g), the financings and equity contributions described in Section 6.2 and any transaction adjustments as provided in the PFS Acquisition Agreement or related to the PFS Acquisition, fairly presents the financial condition of the Company and its Subsidiaries as of the date thereof; and

                 (ii) except as specifically disclosed in Schedule 7.11, after giving effect to the PFS Acquisition, to the Post Contribution, the repayment of indebtedness


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

     described in Section 6.2(g), the financing and equity contributions described in Section 6.2 and any transaction adjustments as provided in the PFS Acquisition Agreement or related to the PFS Acquisition shows all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

            (e) The Initial Financial Projections delivered to the Agents and the Lenders prior to the execution of this Agreement were prepared by the Company in good faith and based upon historical financial information and assumptions the Company deems reasonable and appropriate in light of current circumstances.

            (f) Since the dates of the financial statements referred to in subsections (a)-(d) above, there has been no Material Adverse Effect.

      7.12 Environmental Matters. The Company conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that, except as specifically disclosed in Schedule 7.12, such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      7.13 Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other federal or state statute or regulation limiting its ability to incur Indebtedness.

      7.14 No Burdensome Restrictions. Neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which, in the absence of a default thereunder, could reasonably be expected to have a Material Adverse Effect.

      7.15 Copyrights, Patents, Trademarks and Licenses. etc. The Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 7.15, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.


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

      7.16 Subsidiaries. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in part (a) of Schedule 7.16 hereto and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 7.16.

      7.17 Insurance. Except as specifically disclosed in Schedule 7.17, the properties of the Company and its Subsidiaries are insured with insurance companies not Affiliates of the Company rated at least "A" by A.M. Best Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

      7.18 Full Disclosure. None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

      7.19 PFS Acquisition Agreement. The representations and warranties contained in the PFS Acquisition Agreement (a true and correct copy of which PFS Acquisition Agreement, together with all schedules and exhibits thereto, has been delivered to the Lenders), are true and correct in all respects except where the failure to be so true and correct, upon consummation of the PFS Acquisition, could not reasonably be expected to have a Material Adverse Effect. As of the date of the PFS Acquisition, (i) the Company shall have taken all necessary corporate actions to authorize the PFS Acquisition; and (ii) no representation made by the Company in any notices or filings with the shareholders of the Company, with the SEC or any applicable state securities commissions or with any governmental authority, including, without limitation, any representations concerning any agreement with, or financing provided by, the Lenders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered. Notwithstanding the foregoing, all representations made in this Section 7.19 with respect to representations of the Seller, shall be made only to the best of the Company's knowledge.

                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

      So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Lenders waive compliance in writing:


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      8.1 Financial Statements. The Company shall deliver to the Administrative
Agent, in form and detail satisfactory to the Administrative Agent and the Required Lenders, with sufficient copies for each Lender:

            (a) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, (i) consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter, (ii) consolidated statement of earnings and cash flow of the Company and its Subsidiaries for such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter setting forth in each case a comparison of the results with the corresponding fiscal quarter of the previous year, certified by the chief financial officer of the Company and (iii) to the extent prepared by the Company, summary financial reports by division;

            (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a copy of the annual audit report for such fiscal year for the Company and its Subsidiaries, including therein consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and consolidated statement of earnings and cash flow of the Company and its Subsidiaries for such fiscal year, together with, in comparative form, the figures for the previous fiscal year, certified (without any Impermissible Qualification) in a manner reasonably acceptable to the Administrative Agent and the Required Lenders by independent public accountants reasonably acceptable to the Administrative Agent and the Required Lenders (the "Independent Auditor"); and

            (c) as soon as available and in any event by January 31 of each year, for the three year period commencing on the first day of that Fiscal Year, the following pro forma projected financial information, each certified as true and correct by the president or chief financial officer of the Company to the best of such officer's knowledge: (i) the Company's pro forma balance sheets prepared in accordance with GAAP for the next three fiscal years, and (ii) projected pro forma statements of earnings and cash flows and other operating information for the Company which information presents fairly, on a pro forma basis, the balance sheets of the Company and the Company's best good faith estimate and projections of the Company's financial position and results of operations as of the dates and for the periods indicated.

      8.2 Certificates; Other Information. The Company shall furnish to the Administrative Agent, with sufficient copies for each Lender:

            (a) concurrently with the delivery of the financial statements referred to in subsection 8.1(b), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate or that the computation of compliance with the financial ratios and restrictions contained in Sections 9.10 through 9.15, 9.18 and 9.21 provided to the Lenders and the Administrative Agent does not fairly present the information set forth therein;


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

            (b) concurrently with the delivery of the financial statements referred to in subsections 8.1(a) and (b), a Compliance Certificate executed by a Responsible Officer and, concurrently with respect to the financial statements referred to in subsection 8.1(b), a certificate executed by a Responsible Officer setting forth the calculation of Excess Cash Flow for the fiscal year then ended;

            (c) annually, a schedule of insurance carried by the Company and its Subsidiaries including the amounts of such insurance, deductibles and risks covered;.

            (d) promptly, (i) if the Company has capital stock that is publicly traded, copies of all financial statements and reports that the Company sends to its shareholders, and (ii) copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may file with the SEC; and

            (e) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Administrative Agent, at the request of any Lender, may from time to time reasonably request.

      8.3 Notices. The Company shall promptly notify the Administrative Agent and each Lender:

            (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that the Company reasonably expects will become a Default or Event of Default;

            (b) of any matter that has resulted or may result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws;

            (c) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Administrative Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

                 (i) an ERISA Event;

                 (ii) a material increase in the Unfunded Pension Liability of any Pension Plan;

                 (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate;

                 (iv) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability;

            (d) of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries;

            (e) of the occurrence of any material labor dispute;

            (f) of the occurrence of an "Early Amortization Event", as defined in the Pooling and Servicing Agreement; or

            (g) any event which will give rise to a prepayment pursuant to
Section 2.7(c).

            Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 8.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

      8.4 Preservation of Corporate Existence, etc. The Company shall, and shall cause each Subsidiary to:

            (a) preserve and maintain in lull force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation except in connection with transactions permitted by Section 9.3 and sales of assets permitted by Section 9.2;

            (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 9.3 and sales of assets permitted by Section 9.2;

            (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

            (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation or non-renewal of which could reasonably be expected to have a Material Adverse Effect.

      8.5 Maintenance of Property. The Company shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.


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

      8.6 Insurance. The Company shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

      8.7 Payment of Obligations. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due arid payable, all its respective obligations and liabilities, including:

            (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

            (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and

            (c) all indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

      8.8 Compliance with Laws. The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

      8.9 Compliance with ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

      8.10 Inspection of Property and Books and Records. The Company shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Administrative Agent or any Lender at the expense of the Administrative Agent or Lender, as the case may be, to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists the Administrative Agent or any Lender may do any of the


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

foregoing at the expense of the Company at any time during normal business hours and without advance notice, otherwise the expenses of only one field audit by the Administrative Agent per year shall be paid by the Company.

      8.11 Environmental Laws. The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws.

      8.12 Use of Proceeds. The Company shall use the proceeds of the Loans to repay existing Indebtedness, fund the PFS Acquisition and pay related fees and expenses and to provide for working capital, capital expenditures and other general corporate purposes not in contravention of any Requirement of Law or of any Loan Document.

      8.13 Further Assurances. Promptly upon the written request of the Administrative Agent, or the Required Lenders, the Company shall, and shall cause each Subsidiary to, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Administrative Agent or the Required Lenders as the case may be, may reasonably request from time to time in order (a) to ensure that (i) the Obligations are secured by substantially all assets of the Company and (ii) the Obligations are secured by substantially all of the assets of each Subsidiary (including, promptly upon the acquisition or creation thereof, any Subsidiary created or acquired after the date hereof), (b) to perfect and maintain the validity, effectiveness and priority of any of the Loan Documents and the Liens intended to be created thereby, and (c) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Administrative Agent and the Lenders the rights granted or now or hereafter intended to be granted to the Administrative Agent and the Lenders under any Loan Documents or under any other document executed in connection therewith. Contemporaneously with the execution and delivery of any document referred to above, the Company shall, and shall cause each Subsidiary to, deliver all resolutions, opinions and corporate documents as the Administrative Agent or the Required Lenders may reasonably request to confirm the enforceability of such document and the perfection of the security interest created thereby, if applicable.

      8.14 INTENTIONALLY LEFT BLANK

      8.15 Post-Closing Real Estate Matters. Within 90 days after the date hereof the Company shall deliver to the Administrative Agent the following:

            (a) unless otherwise agreed to by the Supermajority Lenders, consents from the Landlord of each leased property to be subject to a Mortgage in form and substance reasonably satisfactory to the Administrative Agent;

            (b) unless otherwise agreed to by the Supermajority Lenders, the Mortgages;


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

            (c) unless otherwise agreed to by the Supermajority Lenders, UCC financing statements related to the Mortgages;

            (d) unless otherwise agreed to by the Supermajority Lenders, with respect to the Mortgaged Property, an A.L.T.A. 1992 (or other form acceptable to the Administrative Agent and the Supermajority Lenders) mortgagee policy of title insurance issued by a title insurance company satisfactory to the Administrative Agent and the Supermajority Lenders insuring that the Mortgage creates and constitutes at valid first Lien against the Mortgaged Property in favor of the Administrative Agent, subject only to exceptions acceptable to the Administrative Agent and the Supermajority Lenders, such endorsements and affirmative insurance as the Administrative Agent or the Supermajority Lenders may reasonably request;

            (e) copies of all documents creating exceptions to title reflected in the title policies delivered pursuant to (d) above; and

            (f) to the extent required by the Administrative Agent, opinions of local counsel in form and substance satisfactory to the Administrative Agent.

The Lenders and the Company hereby acknowledge and agree that (a) the Company has previously granted to the Administrative Agent (and has obtained landlord consents for) leasehold mortgages on certain of the distribution centers leased by AmeriServ Food Company prior to its acquisition by the Company in January 1996 (such leased distribution centers being collectively referred to herein as the "AmeriServ Food Company Distribution Centers"); and (b) the obligations of the Company under this Section 8.15 shall be applicable only to the leased real property acquired by the Company in connection with the PFS Acquisition, and the Company has no obligation to grant to Administrative Agent any additional leasehold mortgages with respect to the AmeriServ Food Company Distribution Centers.

                                   ARTICLE IX

                               NEGATIVE COVENANTS

      So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Lenders waive compliance in writing:

      9.1 Limitation on Liens. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

            (a) any Lien existing on property of the Company or any Subsidiary on the Closing Date and set forth in Schedule 9.1 securing Indebtedness outstanding on such date;


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

secured by any and all such purchase money security interests shall not at any tune exceed, together with Indebtedness permitted under subsection 9.5(d), $1,500,000;

            (k) Liens securing obligations in respect of capital leases on assets subject to such leases, provided that such capital leases are otherwise permitted hereunder;

            (l) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;

            (m) other Liens to secure obligations, so long as the aggregate amount secured by such Liens does not exceed $2,000,000 at any time;

            (n) Liens on Receivables Program Assets; and

            (o) Liens on assets of foreign Subsidiaries securing Indebtedness not in excess of $10,000,000 at any time outstanding.

      9.2 Asset Dispositions, etc. The Company will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any substantial part of its assets (including accounts receivable and capital stock of Subsidiaries) to any Person, unless

            (a) such sale, transfer, lease, contribution or conveyance is in the ordinary course of its business or is permitted by Section 9.3, is a sale and leaseback made prior to March 31, 1998 of the Company's property in Grand Rapids, Michigan and is on commercially reasonable terms or is a sale and leaseback in an amount not in excess of $10,000,000 made prior to January 11, 1998 in connection with the Transportation Equipment Sale and Leaseback;

            (b) with respect to any sale, transfer, lease, contribution or conveyance which is not made in connection with the acquisition of assets by the Company, the net book value of such assets, together with the net book value of all other assets sold, transferred, leased, contributed or conveyed otherwise than in the ordinary course of business by the Company or any of its Subsidiaries pursuant to this clause since the Closing Date, does not exceed $10,000,000;

            (c) with respect to any sale, transfer, lease, contribution or conveyance which is made in connection with the acquisition of assets by the Company, the net book value of such assets does not exceed the net book value of the assets acquired by the Company in connection with any such acquisition;

            (d) such sale, transfer, lease, contribution or conveyance is of obsolete or unuseful Equipment and the aggregate proceeds of all such sales, transfers, leases, contributions or conveyance of such Equipment is $1,000,000 or less in any fiscal year;

            (e) such sale, transfer, lease, contribution or conveyance shall be of Receivables Program Assets pursuant to a Qualified Receivables Transaction to a Receivables Subsidiary, and the Invested Amount with respect thereto shall not exceed $300,000,000; or

            (f) such sale, transfer, lease, contribution or conveyance shall be of Receivables Program Assets pursuant to a Qualified Receivables Transaction by a Receivables Subsidiary to a Special Purpose Vehicle, and the Invested Amount with respect thereto shall not exceed $300,000,000.

      9.3 Consolidations and Mergers. The Company shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

            (a) any Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries; provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation and if any transaction shall be between a Guarantor and a Subsidiary which is not a Guarantor, the Guarantor shall be the continuing or surviving corporation;

            (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or another Wholly-Owned Subsidiary, which wholly-owned Subsidiary is a Guarantor if the selling Subsidiary is a Guarantor; or

            (c) so long as no Default has occurred and is continuing, or would occur after giving effect thereto, the Company or any of its Subsidiaries may purchase all or substantially all of the assets of any Person, or acquire such Person by merger, if such acquisition is approved by the Administrative Agent and all the Lenders; or

            (d) as permitted by Section 9.2.

      9.4 Loans and Investments. The Company shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company, except for:

            (a) investments in Cash Equivalents Investments;

            (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

            (c) in the ordinary course of business extensions of credit by the Company to any of its Subsidiaries or by any of its Subsidiaries to another of its Subsidiaries;

            (d) until such time as a Default shall have occurred and be continuing, loans and advances to Holberg made on or after the Closing Date not to exceed $5,000,000 at any time outstanding; provided that upon the occurrence of such a Default, any outstanding loans and advances permitted by this clause
(d) must be immediately repaid in full;

            (e) investments in a Receivables Subsidiary, consisting of Receivables Program Assets and Purchase Money Notes in payment for Receivables Program Assets;

            (f) investments by a Receivables Subsidiary in a Special Purpose Vehicle;

            (g) (i) Acquisitions (other than those permitted under Section 9.3(c)) and investments in amounts (including cash paid and Indebtedness assumed or refinanced) aggregating not in excess of $25,000,000 for any single acquisition or series of related acquisitions or $60,000,000 in the aggregate after the date hereof, so long as, in the case of an Acquisition, (A) the entity acquired had a positive operating income for the 12 months prior to the Acquisition, (B) the entity acquired engaged only in lines of business in which the Company is engaged, (C) in the case of a stock Acquisition, the Acquisition is approved by the Board of Directors of the acquired entity, and (D) giving effect to the Acquisition (x) the Company would have been in compliance with all covenants hereof as if such Acquisition took place on the first day of the fiscal quarter period ending at the end of the last fiscal quarter as demonstrated by a certificate of a Responsible Officer delivered prior to such Acquisition and (y) at least $50,000,000 of the Revolving Commitments remain unused, and (ii) existing investments listed on Schedule 9.4; and

            (h) loans and advances to employees not to exceed $3,000,000 at any time outstanding.

      9.5 Limitation on Indebtedness. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, other than the following ("Permitted Indebtedness"):

            (a) Indebtedness incurred pursuant to this Agreement;

            (b) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 9.8;

            (c) Indebtedness existing on the Closing Date and set forth in
Schedule 9.5;

            (d) Indebtedness secured by Liens permitted by subsection 9.1(j) in an aggregate amount outstanding not to exceed $1,500,000.

            (e) Subordinated Debt (including without limitation the Subordinated Debt identified in Schedule 9.5 ("Original Indebtedness") of the Disclosure Schedule);

            (f) Indebtedness with respect to any assets acquired by the Company or any of its Subsidiaries (or assets owned by Subsidiaries the stock of which is acquired by the Company or any of its Subsidiaries) in existence at the time of the acquisition of such assets or stock, which Indebtedness was not incurred in contemplation of the acquisition; provided that such Indebtedness does not in an aggregate amount outstanding exceed $5,000,000;

            (g) Capitalized Lease Obligations not in excess of $40,000,000 created in any one fiscal year and not in excess of $75,000,000 at any time outstanding;

            (h) Other notes payable to vendors not in excess of $2,000,000 at any time outstanding;

            (i) The Bridge Loan or, if the Bridge Loan is repaid with the proceeds of the Senior Subordinated Notes, the Senior Subordinated Notes;

            (j) Indebtedness of foreign Subsidiaries not in excess of $10,000,000 at any time outstanding;

            (k) Other Indebtedness not in excess of $2,000,000 at any time outstanding;

            (l) Receivables Program Obligations, pursuant to a Qualified Receivables Transaction.

      9.6 Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates (a) unless such arrangement or contract is fair and equitable to the Company or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Company or such Subsidiary with a Person which is not one of its Affiliates, it being understood that any Qualified Receivables Transaction shall be deemed to satisfy this clause (a);
(b) except (i) the arrangement between Holberg and the Company under the Tax Sharing Agreement, and (ii) the insurance arrangement between NEHC and its Subsidiaries and an affiliate of Holberg, the fees with respect to which shall not exceed the usual and customary fees for such services; (c) except arrangements or contracts which provide for investments in Affiliates of the Company or any of its Subsidiaries to the extent such investments are permitted pursuant to Section 9.4 provided, however, that unless an Event of Default shall have occurred and be continuing, Corporate Allocations permitted under Section
9.11 can be paid; (d) transactions between the Company or its Subsidiaries on the one hand and DLJ or its Affiliates on the other hand involving the provision of financial, investment banking, lending, management, consulting or underwriting services by DLJ or its Affiliates; provided that the fees payable to DLJ or its Affiliates do not exceed the usual and customary fees of DLJ or its Affiliates, as the case may be, for such services or the usual and customary fees of other New York investment banking firms for such services; or (e) transactions between the Company and Holberg involving the provision of financial, management or consulting services in connection with acquisitions provided that (i) the fees payable by the Company for such services do not exceed the usual and customary fees for such services (it being agreed that a payment of $4,000,000 with respect to PFS Acquisition and related transactions shall be permitted) and (ii) the payment of any such fees shall be subject to the consent of the Administrative Agent or, if in excess of $2,000,000 in any fiscal year, the Required Lenders.

      9.7 Use of Proceeds. The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

      9.8 Contingent Obligations. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

            (a) endorsements for collection or deposit in the ordinary course of business;

            (b) Hedging Agreements entered into in the ordinary course of business as bona fide hedging transactions;

            (c) Contingent Obligations of the Company and its Subsidiaries existing as of the Closing Date and listed in Schedule 9.8;

            (d) other Contingent Obligations so long as the aggregate amount of such Contingent Obligations outstanding at any one time does not exceed $1,000,000;

            (e) Receivables Program Obligations; and

            (f) guarantees of the Obligations and the Senior Subordinated Notes.

      9.9 Joint Ventures. The Company shall not, and shall not suffer or permit any Subsidiary to enter into any Joint Venture, other than in the ordinary course of business and other than as permitted by Section 9.4(g).

      9.10 Rental Obligations. The Company will not, and will not permit any of its Subsidiaries to, enter into at any time any arrangement which does not create a Capitalized Lease Liability and which involves the leasing by the Company or any of its Subsidiaries from any lessor of any real or personal property (or any interest therein), except arrangements which, together with all other such arrangements which shall then be in effect, will not require the payment of an aggregate amount of rentals by the Company and its Subsidiaries in excess of (excluding escalations resulting from a rise in the consumer price or similar index) $50,000,000 for any fiscal year; provided, however, that any calculation made for purposes of this section shall exclude any amounts required to be expended for maintenance and repairs, insurance, taxes, assessments, and other similar charges.

      9.11 Restricted Payments. On and at all times after the Closing Date:

            (a) the Company will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Company or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Company (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or splitups or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any class of capital stock (now or hereafter outstanding) of the Company, or warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Company;

            (b) the Company will not, and will not permit any of its Subsidiaries to

                  (i) other than repayments of the Bridge Loan with proceeds of Senior Subordinated Notes, make any payment or prepayment of principal of, or make any payment of interest on, any Subordinated Debt on any day other than the stated, scheduled date for such payment or prepayment set forth in the documents and instruments memorializing such Subordinated Debt, or which would violate the subordination provisions of such Subordinated Debt; or

                  (ii) redeem, purchase or defease any Subordinated Debt;

            (c) except as otherwise permitted under this Section 9.11, the Company will not make any payment to NEHC or Holberg, including without limitation, in respect of Corporate Allocations and will not make any payment with respect to annual management fees; and

            (d) the Company will not, and will not permit any Subsidiary to, make any deposit for any of the foregoing purposes;

provided, however, that, unless immediately before or after giving effect thereto, any Event of Default shall have occurred and be continuing, the Company may declare, pay or make payments in respect of

                  (i) Corporate Allocations during any fiscal year of the Company in an aggregate amount not to exceed $4,000,000 in any fiscal year;

                  (ii) Payments with respect to the insurance arrangements permitted pursuant to Section 9.6(b)(ii);

                  (iii) Payments permitted pursuant to Section 9.6(e);

                  (iv) Payments under the Tax Sharing Agreement;

                  (v) commencing after five and one half years after the date of this Agreement, payments of dividends so long as (A) the amounts of such payments do not exceed $13,000,000 in any fiscal year after the date hereof, and (B) the Company would be in pro forma compliance w1th all covenants hereunder, as if such dividends were paid on the last day of the last fiscal quarter ended before such proposed payment; and

                  (vi) fees and expenses not to exceed $2,500,000 incurred by NEHC in connection with its issuance of the Senior Discount Notes due 2007.

      9.12 Minimum Fixed Charge Coverage. The Company will not permit the Fixed Charge Coverage Ratio for any Computation Period ending on or after December 31, 1997 to be less than 1.10 to 1.0.

      9.13 Minimum Interest Coverage. The Company will not permit the Interest Coverage Ratio for any Computation Period to be less than the ratio set forth below opposite the period in which such Computation Period ends:

                           Period                             Ratio
                           ------                             -----

           December 31, 1997 through March 31, 1998        1.35 to 1.0
           April 1, 1998 through March 31, 2000            1.50 to 1.0
           April 1, 2000 through March 31, 2001            1.75 to 1.0
           April 1, 2001 through March 31, 2002            2.00 to 1.0
           April 1, 2002 through March 31, 2003            2.25 to 1.0
           April 1, 2003 and thereafter                    2.50 to 1.0

     9.14 Maximum Leverage. The Company will not permit the Leverage Ratio at any time to exceed the following ratios during the following periods:

                           Period                             Ratio
                           ------                             -----

           September 30, 1997 through June 30, 1998        6.95 to 1.0
           July 1, 1998 through March 31, 1999             6.75 to 1.0
           April 1, 1999 through March 31, 2000            6.50 to 1.0
           April 1, 2000 through March 31, 2001            5.75 to 1.0
           April 1, 2001 through March 31, 2002            5.25 to 1.0
           April 1, 2002 through March 31, 2003            4.75 to 1.0
           April 1, 2003 and thereafter                    4.25 to 1.0

     9.15 ERISA. The Company shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of the Company in an aggregate amount in excess of $5,000,000 or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

      9.16 Modification of Certain Agreements. The Company will not consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, the Tax Sharing Agreement or any document or instrument evidencing or applicable to any Subordinated Debt, other than any amendment, supplement or other modification which extends the date or reduces the amount of any required repayment or redemption.

      9.17 Negative Pledges, Restrictive Agreements, etc. The Company will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document and any agreement governing any Indebtedness permitted either by clause (c) or clause (i) of Section 9.5 as in effect on the Closing Date or by either of clause (d) or clause (f) of
Section 9.5 as to the assets financed with the proceeds of such Indebtedness) prohibiting

            (a) the creation or assumption of any Lien upon its properties, revenues or assets (other than Receivables Program Assets), whether now owned or hereafter acquired, or the ability of the Company or any Subsidiary to amend or otherwise modify this Agreement or any other Loan Document; or

            (b) the ability of any Subsidiary (other than a Receivables Subsidiary) to make any payments, directly or indirectly, to the Company by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any Subsidiary (other than a Receivables Subsidiary) to make any payment, directly or indirectly, to the Company.

      9.18 Maximum Capital Expenditures. The Company will not permit the aggregate amount of all Capital Expenditures made by the Company and its Subsidiaries in the period from the Closing Date through December 31, 1998, to exceed $50,000,000, and in any fiscal year thereafter, to exceed $22,000,000; provided, that the Company may, in addition to the foregoing, make Capital Expenditures of up to $8,000,000 on or before March 31, 1998 in respect of the sale and leaseback of the Grand Rapids, Michigan distribution center; provided, further, that the Company may, in addition to the foregoing, make Capital Expenditures of up to $10,000,000 on or before January 11, 1998 in respect of the Transportation Equipment Sale and Leaseback and provided, further, that if the Company and its Subsidiaries do not expend the full amount scheduled to be permitted in any period, the amount not so expended may be carried over for expenditures in the next fiscal year but not after such next fiscal year.

      9.19 Change in Business. The Company shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the date hereof.

      9.20 Accounting Changes. The Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any Subsidiary.

      9.21 Restructuring Costs. The Company shall not, and shall not suffer or permit any Subsidiary to, incur Restructuring Costs in excess of the following amounts in the following periods:

                       Period                                Amount
                       ------                                ------

           Closing Date through December 31, 1998          $55,000,000
           January 1, 1999 through December 31, 1999       $20,000,000
           January 1, 2000 through December 31, 2000       $ 5,000,000
           Each year thereafter                            $ 3,000,000;

provided, however, that if the Company and its Subsidiaries do not incur the full amount of restructuring costs scheduled to be permitted in any such period, the amount not so incurred may be carried over for incurrence in the next period but not after such next period.

      9.22 Receivables Facility. The Company and its Subsidiaries shall not amend or modify, or permit the amendment or modification of, any provision of a Receivables Document if, as a result of such amendment or modification:

            (a) a Receivables Subsidiary would not be required to apply all funds available to it (after giving effect to the allocation of funds to reserves required under the terms of the Receivables Documents and to the payment of interest, principal and other amounts owed under the Receivables Documents) to pay the purchase price for Receivables (including any deferred portion of the purchase price);

            (b) the degree of recourse to the Company or its Subsidiaries under or in the respect of the Receivables Documents is increased in any material respect; or

            (c) the Invested Amount with respect thereto shall exceed $300,000,000.

      Notwithstanding anything to the contrary contained in this Section, any changes to the Receivables Documents which relate to the Company's and/or any other Receivables Seller's servicing or origination of Receivables Program Assets shall be permitted.

                                    ARTICLE X

                                EVENTS OF DEFAULT

      10.1 Event of Default. Any of the following shall constitute an "Event of Default":

            (a) Non-Payment. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan or of any L/C Obligation or (ii) within 5 days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

            (b) Representation or Warranty. Any representation or warranty by the Company, NEHC, or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, NEHC, any Subsidiary or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

            (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in any of Section 8.1, 8.2, 8.3 or 8.9 or in Article IX; or

            (d) Other Defaults. The Company, any Subsidiary party thereto or NEHC fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 20 days after the date upon which written notice thereof is given to the Company by the Administrative Agent or any Lender; or

            (e) Cross-Default. NEHC, the Company or any Subsidiary (other than a Receivables Subsidiary) (i) fails to make any payment (including any mandatory prepayment or redemption) in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $5,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded or; or

            (f) Insolvency; Voluntary Proceedings. The Company, NEHC or any Subsidiary other than a Receivables Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

            (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company, NEHC or any Subsidiary other than a Receivables


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Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's, NEHC's or any Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company, NEHC or any Subsidiary other than a Receivables Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company, NEHC or any Subsidiary other than a Receivables Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

      (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000 unless the ERISA Event is a contribution failure sufficient to give rise to a Lien under Section 302(f) of ERISA in which case the dollar liability threshold does not apply; the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $5,000,000; or (iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000; or

      (i) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company, NEHC or any Subsidiary other than a Receivables Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $1,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 10 days after the entry thereof; or

      (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Company, NEHC or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

      (k) Change of Control. There occurs any Change of Control or any "Change of Control" or like event as defined in any other indenture or other agreement or instrument pursuant to which Indebtedness or equity is issued or Receivables are sold by NEHC, the Company or any Subsidiary; or

      (l) Impairment of Security, etc. Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Company, NEHC or any Subsidiary party thereto; the Company, NEHC, or any Subsidiary shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature


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

or enforceability; or any Lien securing any Liability shall, in whole or in part, cease to be a perfected first priority Lien; provided, however, no Event of Default hereunder shall exist to the extent (A) the failure of such Lien to remain effective is due solely to the negligence of the Agent or the Lenders or
(B) the failure to maintain perfection of such Lien is due solely to the failure of the Agent to file appropriate Uniform Commercial Code continuation statements.

      10.2 Remedies. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders,

            (a) declare the commitment of each Lender to make Loans and any obligation of the Issuing Lender to Issue Letters of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

            (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

            (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
(f) or (g) of Section 10.1 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Lender to make Loans and any obligation of the Issuing Lender to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent, the Issuing Lender or any Lender.

      10.3 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                   ARTICLE XI

                                   THE AGENTS

      11.1 Appointment and Authorization. (a) Each Lender hereby irrevocably (subject to Section 11.9) appoints, designates and authorizes the Administrative Agent to take such


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action on its behalf under the provisions of this Agreement and each other Loan
Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

            (b) The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Lenders to act for such Issuing Lender with respect thereto; provided, however, that the Issuing Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this
Article XI with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent," as used in this Article XI, included the Issuing Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuing Lender.

      11.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

      11.3 Liability of Administrative Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.


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      11.4 Reliance by Administrative Agent. (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or the Supermajority Lenders or all Lenders as required herein) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

            (b) For purposes of determining compliance with the conditions specified in Section 6.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender unless such Lender has provided written notice to the Agent of its lack of consent, approval or satisfaction.

      11.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will promptly notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Article X; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

      11.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition


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and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

      11.7 Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do
so), pro rata, from and against any and all Indemnified Obligations; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Obligations resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

      11.8 Administrative Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Administrative Agent or BofA were not the Issuing Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent or the Issuing Lender.


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      11.9 Successor Agent. The Administrative Agent may, and at the request of the Required Lenders shall, resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Company, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article XI and Sections 12.4 and 12.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Notwithstanding the foregoing, however, BofA may not be removed as the Administrative Agent at the request of the Required Lenders unless BofA shall also simultaneously be replaced as "Issuing Lender" hereunder pursuant to documentation in form and substance reasonably satisfactory to BofA.

      11.10 Withholding Tax. (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code or if any Lender claims exemption from withholding tax pursuant to Section 871(h) or 881(c) of the Code, such Lender agrees with and in favor of the Administrative Agent, to deliver to the Administrative Agent:

                  (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                  (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9;

                  (iii) in the case of any Lender that is exempt from withholding tax pursuant to Section 881(h) or 881(c) of the Code, properly completed IRS Form W-8 or any applicable successor form before the payment of any interest is due; and


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                  (iv) such other form or forms as may be required under the
      Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees to promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

            (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Lender, such Lender agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Lender. To the extent of such percentage amount, the Administrative Agent will treat such Lender's IRS Form 1001 as no longer valid.

            (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

            (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

            (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

      11.11 Collateral Matters.

            (a) The Administrative Agent is authorized on behalf of all the Lenders; without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Loan Documents which may be


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necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Loan Documents.

            (b) The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other obligations known to the Administrative Agent and payable under this Agreement or any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which the Company or any Subsidiary owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to the Company or any Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Company or such Subsidiary to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness thereby has been paid in full; or
(vi) if approved, authorized or ratified in writing by the Required Lenders or, if required by Section 12.1(e), all the Lenders. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this subsection 11.11(b).

      11.12 Documentation Agent. No Lender identified as a "Documentation Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "Documentation Agent" shall have or be deemed to have any fiduciary responsibility with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified and decided to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE XII

                                  MISCELLANEOUS

      12.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement, any other Loan Document or the Intercreditor Agreement, and no consent with respect to any departure by the Company, NEHC or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Administrative Agent at the written request of the Required Lenders) and the Company and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Company and acknowledged by the Administrative Agent, do any of the following:

            (a) increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 10.2);


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            (b) reduce the amount of, postpone or delay any date fixed by this
Agreement or any other Loan Document for any payment or prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document or amend the application of payments with respect thereto;

            (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;

            (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

            (e) release all or any substantial part of the Collateral or release any Guarantor;

            (f) extend any Letter of Credit expiration date to a date beyond the Revolving Termination Date; or

            (g) amend this Section, or Section 2.14, or any provision herein providing for consent or other action by all Lenders;

and, provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Lender in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Issuing Lender under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, and (iii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto and; provided, further, that, at the Company's request, the Administrative Agent shall, without the consent of any Lender, release the security interest of the Administrative Agent and the Lenders in any property subject to Capitalized Lease Obligations permitted under Section 9.5(g).

      12.2 Notices. (a) All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 12.2 and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered to the address or facsimile number specified for notices on Schedule 12.2; or, as directed to the Company or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Administrative Agent.


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            (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II, III or XI shall not be effective until actually received by the Administrative Agent, and notices to the Issuing Lender pursuant to Article III shall not be effective until actually received by the Issuing Lender at the address specified for the Issuing Lender on Schedule 12.2.

            (c) Any agreement of the Administrative Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Administrative Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Administrative Agent and the Lenders shall not have any liability to the Company or other Person on account of any action taken or not taken by the Administrative Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent and the Lenders to be contained in the telephonic or facsimile notice.

      12.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

      12.4 Costs and Expenses. The Company shall:

            (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Administrative Agent and Issuing Lender) and DLJ (including in its capacity as Documentation Agent) within five Business Days after demand for all costs and expenses incurred by BofA (including in its capacity as Administrative Agent and Issuing Lender) and DLJ (including in its capacity as Documentation Agent) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BofA (including in its capacity as Administrative Agent and Issuing Lender) and DLJ (including in its capacity as Documentation Agent) with respect thereto; and

            (b) pay or reimburse the Administrative Agent, the Arranger and each Lender within five Business Days after demand for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

      12.5 Company Indemnification. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of any Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Obligations"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Obligations resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

      12.6 Payments Set Aside. To the extent that the Company makes a payment to the Administrative Agent or the Lenders, or the Administrative Agent or the Lenders exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent, which had previously been received by such Lender.

      12.7 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender.

      12.8 Assignments, Participations, etc. (a) Any Lender may, with the written consent of the Company at all times other than during the existence of an Event of Default and the Administrative Agent, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the

Company, or the Administrative Agent shall be required in connection with an assignment and delegation by BofA or DLJ or in connection with any assignment and delegation by a Lender to an Eligible Assignee that is an Affiliate of such Lender) (each an "Assignee") all, or any part of all, of the Loans, the Revolving Commitment, the L/C Obligations and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000 (provided that no minimum amount shall be applicable to any assignment and delegation to an existing Lender or an Affiliate of a Lender or to an assignment of the entire remaining amount of the Loans and Commitment of a Lender) provided, however, that the Company and the Administrative Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Administrative Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance substantially in the form of Exhibit G ("Assignment and Acceptance"), together with any Note or Notes subject to such assignment, (iii) the assignor Lender or Assignee has paid to the Administrative Agent a processing fee in the amount of $3,000 and (iv) the information in the Assignment and Acceptance is recorded in the Register pursuant to subsection (d) hereof.

            (b) From and after the date that the Administrative Agent notifies the assignor Lender that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee and it has recorded the information in the Register, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

            (c) Within five Business Days after its receipt of notice by the Administrative Agent that it has received an executed Assignment and Acceptance and payment of the processing fee (and provided that it consents to such assignment in accordance with subsection 12.8(a)), the Company shall execute and deliver to the Administrative Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Lender has retained a portion of its Loans and its Commitments, replacement Notes in the principal amount of the Loans retained by the assignor Lender (such Notes to be in exchange for, but not in payment of, the Notes held by such Lender). Immediately upon each Assignee making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

            (d) The Company hereby designates the Administrative Agent to serve as the Company's agent, solely for purposes of this Section 12.8(d), to maintain a register (the

"Register") on which it will record the Commitments from time to time of each of the Lenders, the address and any U.S. federal taxpayers identification number of each Lender, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect Lender's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Acceptance pursuant to this Section 12.8. Coincident with the delivery of such an Assignment and Acceptance to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. The Company agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 12.8(d).

            (e) Any Lender may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Company, the Issuing Lender and the Administrative Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders as described in the first proviso to Section
12.1. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 4.1, 4.3 and 12.5 as though it were also a Lender hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

            (f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

      12.9 Confidentiality. Each Lender agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by the Administrative Agent on such Company's or Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Lender, or
(ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Lender; provided, however, that any Lender may disclose such information (A) at the request or pursuant to any requirement of the National Association of Insurance Commissioners or any Governmental Authority to which the Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Lender or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Lender's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder; (H) as to any Lender or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Lender or such Affiliate; and
(I) to its Affiliates.

      12.10 Set-off. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Company against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

      12.11 Automatic Debits of Fees. With respect to any commitment fee, arrangement fee, letter of credit fee or other fee, or any other cost or expense (including Attorney Costs) due and payable to the Administrative Agent, the Issuing Lender, BofA or the Arranger under the Loan Documents, the Company hereby irrevocably authorizes BofA to debit any deposit account of the Company with BofA in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in BofA's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

      12.12 Notification of Addresses, Lending Offices, etc. Each Lender shall notify the Administrative Agent in writing of any changes in the address to which notices to the Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

      12.13 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

      12.14 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

      12.15 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Lenders, the Agents and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

      12.16 Governing Law and Jurisdiction. (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE AGENT, THE LENDERS AND THE BORROWER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

            (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENTS AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENTS AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER

HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENTS AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

      12.17 Waiver of Jury Trial. THE COMPANY, THE LENDERS AND THE AGENTS EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE LENDERS AND THE AGENTS EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      12.18 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Lenders and the Agents, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                   AMERISERVE FOOD DISTRIBUTION, INC.


                                   By: /s/ Donald J. Rogers
                                       -----------------------------------------
                                           Donald J. Rogers
                                   Title:  CFO

                                   BANK OF AMERICA NATIONAL TRUST AND
                                   SAVINGS ASSOCIATION, as Administrative
                                   Agent


                                   By: /s/ William J. Stafeil
                                       -----------------------------------------
                                           William J. Stafeil
                                   Title:  Vice President

                                   BANK OF AMERICA NATIONAL TRUST AND
                                   SAVINGS ASSOCIATION, as Issuing Lender


                                   By: /s/ William J. Stafeil
                                       -----------------------------------------
                                           William J. Stafeil
                                   Title:  Vice President

                                   BANK OF AMERICA NATIONAL TRUST AND
                                   SAVINGS ASSOCIATION, as a Lender


                                   By: /s/ William J. Stafeil
                                       -----------------------------------------
                                           William J. Stafeil
                                   Title:  Vice President

                                   CREDIT LYONNAIS CHICAGO BRANCH,
                                   as a Lender


                                   By: /s/ [ILLEGIBLE]
                                       -----------------------------------------
                                   Title:  Vice President

                                   CYPRESSTREE INVESTMENT
                                   MANAGEMENT COMPANY, INC.

                                   As: Attorney-in-Fact and on behalf of First
                                       Allmerica Financial Life Insurance
                                       Company


                                   By: /s/ John W. Fraser
                                       -----------------------------------------
                                      Name:  John W. Fraser
                                      Title: Managing Director

                                   ORIX USA Corporation, as a Lender


                                   By: /s/ Hiroyuki Miyauchi
                                       -----------------------------------------
                                           Hiroyuki Miyauchi
                                   Title:  Executive Vice President

                                   TRANSAMERICA BUSINESS CREDIT
                                   CORPORATION, as a Lender


                                   By: /s/ Terrell W. Harm
                                       -----------------------------------------
                                   Title:  Vice President

                                   PRIME INCOME TRUST, as a Lender


                                   By: /s/ Rafael Scolari
                                       -----------------------------------------
                                           Rafael Scolari
                                   Title:  V.P. Portfolio Manager

                                   THE LONG-TERM CREDIT BANK OF JAPAN,
                                   LTD., NEW YORK BRANCH, as a Lender


                                   By: /s/ [ILLEGIBLE]
                                       -----------------------------------------
                                   Title:  Joint General Manager

                                   FLOATING RATE PORTFOLIO
                                   By: Chancellor LGT Senior Secured
                                   Management Inc., as attorney in
                                   fact


                                   By: /s/ Stephen M. [ILLEGIBLE]
                                       -----------------------------------------
                                   Title:  Managing Director

                                   NATEXIS BANQUE, as a Lender


                                   By: /s/ G. K. DOOLEY
                                       -----------------------------------------
                                           Kevin Dooley
                                   Title:  Vice President


                                   By: /s/ William C. Maier
                                       -----------------------------------------
                                           WILLIAM C. MAIER
                                   Title:  VP-GROUP MANAGER

                                   ROYALTON COMPANY, as a Lender
                                   By: Pacific Investment Management
                                       Company, as its Investment Advisor


                                   By: /s/ Raymond Kennedy
                                       -----------------------------------------
                                           Raymond Kennedy
                                   Title:  Vice President

                                   Address:

                                   Royalton Company
                                   c/o Pacific Investment Management
                                   Company
                                   840 Newport Beach, CA 92658
                                   Attn: Raymond Kennedy
                                   Telephone: (714) 717-7363
                                   Facsimile: (714) 640-3419

                                   THE DAI-ICHI KANGYO BANK, LTD.,
                                   CHICAGO BRANCH, as a Lender


                                   By: /s/ Mikio Nishimura
                                       -----------------------------------------
                                           Mikio Nishimura
                                   Title:  General Manager

                                   THE MITSUBISHI TRUST AND BANKING
                                   CORPORATION, CHICAGO BRANCH
                                   as a Lender


                                   By: /s/ Masaaki Yamagishi
                                       -----------------------------------------
                                           Masaaki Yamagishi
                                   Title:  Chief Manager

                                   BankBoston, N.A.
                                   as a Lender


                                   By: /s/ [ILLEGIBLE]
                                       -----------------------------------------
                                   Title:  Division Executive

                                   FLEET NATIONAL BANK,
                                   as a Lender


                                   By: /s/
                                       -----------------------------------------
                                   Title:  Senior Vice President

                                   VAN KAMPEN AMERICAN CAPITAL PRIME RATE
                                   INCOME TRUST, as a Lender


                                   By: /s/ Jeffrey W. Maillet
                                       -----------------------------------------
                                           Jeffrey W. Maillet
                                   Title:  Sr. Vice Pres. - Portfolio Mgr.

                                   METROPOLITAN LIFE INSURANCE COMPANY,
                                   as a Lender


                                   By: /s/ James R. [ILLEGIBLE]
                                       -----------------------------------------
                                   Title:  Assistant Vice President

                                  CHRISTIANIA BANK OG KREDITKASSE
                                  ASA, as a Lender


                                  By: /s/ William S. Phillips /s/ Peter M. Dodge
                                      ------------------------------------------
                                          William S. Phillips     Peter M. Dodge
                                  Title:  Vice President First Vice President

                                   NATIONAL WESTMINSTER BANK PLC,
                                   as a Lender


                                   By: /s/ Stefanie Warner - Grise
                                       -----------------------------------------
                                   Title:  Vice President

                                   BANK ONE, WISCONSIN, as a Lender


                                   By: /s/ [ILLEGIBLE]
                                       -----------------------------------------
                                   Title:  V.P.

                                   SOUTHERN PACIFIC THRIFT &
                                   LOAN ASSOCIATION, as a Lender


                                   By: /s/ Charles W. Martocano
                                       -----------------------------------------
                                   Title:  Senior Vice President

                                   HELLER FINANCIAL, INC., as a Lender


                                   By: /s/ Linda W. Wolf
                                       -----------------------------------------
                                   Title:  S V P

                                   BANK OF TOKYO - MITSUBISHI TRUST
                                   COMPANY, as a Lender


                                   By: /s/ [illegible]
                                       -----------------------------------------
                                   Title:  Vice President

                                   NORTHERN LIFE INSURANCE COMPANY
                                   By: ING Capital Advisors, Inc.,
                                       as Investment Advisor


                                   By: /s/ Michael D. Hatley
                                       -----------------------------------------
                                           Michael D. Hatley
                                   Title:  Vice President & Portfolio Manager

                                   OCTAGON CREDIT INVESTORS LOAN
                                   PORTFOLIO (a Unit of The Chase
                                   Manhattan Bank), as a Lender


                                   By: /s/ Ronald W. Stewart
                                       -----------------------------------------
                                           Ronald W. Stewart
                                   Title:  Managing Director

                                   MASSACHUSETTS MUTUAL LIFE INSURANCE
                                   COMPANY, as a Lender


                                   By: /s/ John B. Wheeler
                                       -----------------------------------------
                                   Title:  Managing Director

                                   THE FIRST NATIONAL BANK OF CHICAGO,
                                   as a Lender


                                   By: /s/ J. Bowne
                                       -----------------------------------------
                                   Title:  Authorized Agent

                                   THE FUJI BANK, LIMITED,
                                   as a Lender


                                   By: /s/ Tetsuo Kamatsu
                                       -----------------------------------------
                                           Tetsuo Kamatsu (K-219)
                                   Title:  Joint General Manager

                                   THE SUMITOMO BANK, LIMITED,
                                   CHICAGO BRANCH, as a Lender


                                   By: /s/ John H. Kemper
                                      -----------------------------------
                                   Title:  Senior Vice President

                                   PILGRIM AMERICA PRIME RATE TRUST,
                                   as a Lender


                                   By: /s/ Michael J. Bacevich
                                      -----------------------------------
                                           Michael J. Bacevich
                                   Title:  Vice President

                                   DEEPROCK & COMPANY, as a Lender
                                   By: Eaton Vance Management
                                       as Investment Advisor


                                   /s/ Payson F. Swaffield
                                   ---------------------------------------------
                                   Name:   Payson F. Swaffield
                                   Title:  Vice President

                                   KZH-ING-I CORPORATION


                                   By: /s/ Virginia Conway
                                       -----------------------------------------
                                   Title:  Authorized Agent

                                   KZH-SOLEIL CORPORATION,
                                   as a Lender


                                   By: /s/ Virginia Conway
                                       -----------------------------------------
                                   Title:  Authorized Agent

                                   KZH - CRESCENT CORPORATION,
                                   as a Lender


                                   By: /s/ Virginia Conway
                                       -----------------------------------------
                                   Title:  Authorized Agent

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                   AMERISERVE FOOD DISTRIBUTION, INC.


                                   By: /s/ Donald J. Rogers
                                       -----------------------------------------
                                           Donald J. Rogers
                                   Title:  VP

                                   DONALDSON LUFKIN & JENRETTE
                                   SECURITIES CORPORATION, as
                                   Documentation Agent


                                   By: /s/ [ILLEGIBLE]
                                       -----------------------------------------
                                   Title:
                                         ---------------------------------------

                                   CRESCENT - MACH I PARTNERS, L.P.
                                   by: TCW Asset Management Company,
                                       its investment manager


                                   By: /s/ Justin L. Driscoll
                                       -----------------------------------------
                                           Justin L. Driscoll
                                   Title:  Senior Vice President

                                   Continental Assurance Company
                                   Separate Account (E)
                                   By: TCW Asset Management Company
                                   as Attorney-in-Fact


                                   By: /s/ Mark L. Gold
                                       -----------------------------------------
                                       Name:  Mark L. Gold
                                       Title: Managing Director


                                   By: /s/ Justin L. Discoll
                                       -----------------------------------------
                                       Name:  Justin L. Discoll
                                       Title: Senior Vice President

                                   PPM AMERICA, INC., as attorney in
                                   fact, on behalf of Jackson National
                                   Life Insurance Company


                                   By: /s/ Michael [ILLEGIBLE]
                                       -----------------------------------------
                                   Title: Managing Director